As filed with the Securities and Exchange Commission on June 12, 2014
Registration No.  333-194748

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________

FRAGMENTED INDUSTRY EXCHANGE INC.
(Exact name of registrant as specified in its charter)

Delaware	7359	45-4742558
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

80 Mountain Laurel Rd
Fairfield CT 06824
Tel: (203) 489.2704
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Mary Ellen Schloth
President
Fragmented Industry Exchange Inc.
80 Mountain Laurel Rd
Fairfield CT 06824
Tel: (203) 344-7044
(Name, address, including zip code and telephone number, including area code of, agent for service)

Copies of communications to:
Gregory R. Carney, Esq.
Marc A. Indeglia, Esq.
Indeglia & Carney
11900 Olympic Blvd., Suite 770
Los Angeles, CA 90064
Tel No.:  310-982-2720
Fax No.: 310-982-2719

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered1	Proposed Maximum Offering Price Per Unit2	Proposed Maximum Aggregate Offering Price3	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,611,000	$0.12	$193,320	$25	(4)

(1)  Includes 611,000 shares being offered by our current shareholders (the “Selling Shareholders”) and 1,000,000 shares being offered by the Company (the “Company Shares”)
(2) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in the initial founding private placement.   The price of $0.12 is a fixed price at which the Selling Shareholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.  The fixed price of $0.12 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.05 plus an increase based on the fact the shares will be registered and due to our increased operations website development and programming efforts since our last private placement  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  The Company Shares may only be sold after this registration statement is declared effective.
(3) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).
(4) Previously paid.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED June 12, 2014

FRAGMENTED INDUSTRY EXCHANGE INC

UP TO 1,611,000 SHARES OF COMMON STOCK

Fragmented Industry Exchange Inc. (“FIE”, “we”, “us”, “our”, the “Company”) is offering for sale a maximum of up to 1,000,000 shares of its common stock (the “Company Shares”) and the selling shareholders are offering 611,000 shares of our common stock held by them.  The selling shareholders may be deemed underwriters of the shares of common stock, which they are offering.  The selling stockholders will receive all proceeds from the sale of stock in held by them in this offering. We are an “emerging growth company” under the applicable Securities and Exchange Commission rules and we will be subject to reduced public reporting requirements.

Our common stock is presently not traded on any market or securities exchange. The 611,000 shares of our common stock can be sold by selling shareholders at a fixed price of $0.12 per share until our shares are quoted on the Over-The-Counter Bulletin Board (“OTCBB”) or the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. Upon completion of this offering, we will attempt to have our common stock quoted on either   the OTCBB or the OTC Markets (QB  Marketplace Tier) .  However, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares under this prospectus.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The Company Shares are being offered at a fixed price of $0.12 per share.   There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered Company Shares that are sold by us. Our common stock is subject to the “penny stock” rules of the SEC.  If all of the Company Shares being offered are not sold, there is the possibility that the amount raised may be minimal and might not even cover the cost of this offering, which the Company estimates at $30,000.

The offering for our Company Shares is being conducted on a self-underwritten, best efforts basis, which means our President, Mrs. Mary Ellen Schloth, will attempt to sell the Company Shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Securities Exchange of 1934, as amended.  This prospectus will permit our President to sell the Company Shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.

There is no minimum offering and the primary offering for our Company Shares will conclude when upon the earlier of (i) the date on which all 1,000,000 Company Shares have been sold, or (ii) 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  The Company may at its discretion extend the offering of Company Shares for an additional 90 days.  All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off or rescission right). We have not made any arrangements to place funds received from subscriptions in an escrow, trust or similar account.    The proceeds from the sale of Company Shares will be placed directly into the Company’s account; any investor who purchases Company Shares will have no assurance that any monies besides themselves will be subscribed to the prospectus.  Accordingly, if we file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  For more information, see the section of this prospectus entitled “Plan of Distribution.”

The Company Shares are being offered on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.12.  We have agreed to pay all offering costs relating to the both the Company Shares and shares sold by the selling shareholders pursuant to this prospectus, which are currently estimated at $30,000.  The following table sets forth net proceeds to both the Company and the Selling Shareholders assuming the sale of 25%, 50%, 75% and 100%, respectively, of the 1,000,000 shares being offered by us and the 611 ,000 shares being offered by the selling shareholders.  We will retain all proceeds for the shares offered by us and the selling shareholders will retain all proceeds from shares offered by them.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Net Proceeds to the Company (1)
Total	$0	$30,000	$60,000	$90,000
Per Share	$0.00	$0.06	$0.08	$0.09
Net Proceeds to Selling Shareholders (2)
Total	$18,330	$36,660	$54,990	$73,320
Per Share	$0.12	$0.12	$0.12	$0.12

(1)	Based on sale of 1,000,000 shares offered by the Company at a price of $0.12 per share and after deducting offering expenses
(2)	Based on the sale of 611,000 shares offered by the Selling Shareholders at a price of $0.12 per share

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  _____________, 2014

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors” beginning on page 8, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Information

Company Overview

Fragmented Industry Exchange Inc. (formerly known as Ontarget Staffing Inc.) was incorporated in the State of Delaware as a for-profit Company on March 7, 2012 and established a fiscal year end of December 31.    We are a development-stage financial acquisition intermediary which will serve buyers and sellers for companies that are in highly fragmented industries (i.e. industries in which there is no clear leader in market share).  We plan to do this by developing a secure online, merger and acquisition (M&A) platform that matches buyers and sellers in specific industries (“Industry Exchanges”) and provide consulting and back office support services as discussed in greater detail below (collectively, the “Business Services”).   The Industry Exchanges will use a proprietary search algorithm, if completed, to automatically assess business buyers’ and sellers’ profiles, then match only relevant counterparties (the “Algorithm”).    We are currently in discussion with an outside third party developer who will be used to complete our Algorithm.    Once finalized, the contract will include an arrangement with an independent contractor to perform all work needed to complete the project.  As of the date of this prospectus, the development contract has not been signed.   We expect to have an initial Algorithm completed by the 4th quarter of 2014.  Until we complete our Algorithm, we will use Microsoft excel to track buyers and sellers and related profiles.   The matching process will be done manually based upon the review of excel information.     We believe that by providing our industry-specific Business Services we can drive more revenue and expand our relationship with the Industry Exchange members.  Whether a member consummates an M&A transaction with a counterparty member from the Industry Exchange or not, members might use our Business Services as part of their existing business.   Initially, our Business Services will include assistance with; (i) revenue generation, more specifically, online marketing, and (ii) expense efficiencies, more specifically, accounting and financial support, insurance planning and human resource advisory.    Furthermore, our Business Services will be marketed through a separate web portal from our Industry Exchanges .   We believe that approach may allow us to attract other clients that are not actual members of the Industry Exchange.     Until we generate enough revenue or raise additional capital, our CEO will deliver our Business Services.  As of the date of this prospectus we have no Business Services clients.  We intend to market these Business Services to companies in each of the industry specific sections.  For example, we have already compiled a list of 10,220 US based staffing companies (“Target Customers’) with information that includes: company’s name, estimated sales, # of employees, phone  fax, contact at firm, title and address.  We intend to market through a combination of methods including internet campaigns, search-engine optimization and direct marketing campaigns.

The first Industry Exchange we have developed is for the staffing industry and have launched our two first industry-specific portal sites - www.staffingbizbuysell.com and www.staffingbizvalue.com (the “Websites”) for the staffing industry.  We currently have 3 seller members listed on this first exchange which is branded on the website as the “Staffing Exchange.”   The “Staffing Exchange” is not a separate corporate entity—rather it identifies the name of the specific Industry Exchange.  Our first business portal site is branded on the web site as “OnTarget360”, which is not a separate corporate entity.  We are not currently providing Business Services for any of these clients.  As we do not have any current “Buyer” members, we have only provided listing services for these  members.  Other fragmented industries for which we may develop similar exchanges and websites include:  insurance, golf, hair and nail salons and plastics.  We will create branded websites for each Industry Exchange created.

Each Industry Exchange will also offer an Industry Forum where users can discuss their industry experiences and business best practices.  Over time, we believe we can accumulate a significant knowledge base of industry information and develop and distribute proprietary content (“Industry Research”).    Should revenues increase and/or financing be available, we may develop our own industry research group.    No timeline or specific business plan has been developed to deliver Industry Research, however, we expect to be performing such work by the 1st calendar quarter of 2015.    The Industry Research may be offered on a free basis for general information or as a subscription service for more detailed information and access to research specialists.

We also intend to offer discussion forums where users of our website can exchange feedback, tips, social networking advice and ideas.  Users will be required to register and provide their business name, activity, mailing and email address in order to be able to participate in our discussion forums.  We may also offer incentives, to encourage users to provide us with more detailed business information like revenue, number of employees, and advertising spending.   We may offer users the option to opt into promotional e-mails which we would then be able to send on a targeted basis on behalf of advertisers in order to increase our revenue opportunities

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which is defined as a company with a public equity float of less than $75 million.  To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Under U.S. federal securities legislation, our common stock will be "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our Revenue Model

We expect to generate revenue primarily through; (i) membership fees from the Industry Exchanges; (ii) consulting fees from our Business Services, and, if launched (iv) subscription fees from our Industry Research.    Since inception through December 31, 2013, we have generated $525 in revenue from three membership signups for our first Industry Exchange for the staffing industry which is called the “Staffing Exchange.”    These membership signups related to three sellers.   There are three levels of seller listings; (i) standard, which is free, (ii) featured, which includes a one time fee of $25 and then $10 per month, and (iii) showcased, which is $50 per month with a minimum quarterly up-front billing.   On July 1, 2013, each of the Sellers signed up for a featured level of membership for $25 each and then on August 1, 2013 increased to a showcased listing membership and paid for the quarter upfront for $150 each.  Due to the slower than expected build-out of our website and supporting back-end processing, we ceased charging membership fees in December 2013 and have allowed each member to maintain their listing free of charge.   There is no assurance that we can produce any further revenue to cover our expenses, and, as such, an investor may lose all their investment.  Buyers on the site may register for free.   As of the date of this prospectus, no buyers have registered.

Our Industry Exchange revenue model will be similar to the online dating industry which consists of companies engaged in online matchmaking services.  In the online dating industry, most companies generate revenue under a subscription model.  Often, “browsing” will be free, but messaging or contacting other users will require a subscription.  Alternatively, some websites generate revenue through advertising and are free for users.    We plan to let buyers on the Industry Exchange register for free, while sellers will be required to pay for membership, at certain membership levels   We also plan to generate revenue from allowing specific industry advertising by companies.

We not a registered broker-dealer.  We will not (i) provide advice about the merits of any particular transaction or the parties involved; (ii) participate in negotiations; (iii) assist buyers or sellers with completion of any transaction; (iv) handle funds or securities involved in completing a transaction and (v) hold itself out as providing any M&A transaction related services other than a listing or matching service.  We will not receive a fee upon the successful sale of business other than the membership fees charged for listing on our website.

Our Competition & Competitive Advantages

There are currently a large number of websites providing business M&A services.   To be successful, we believe that new entrants must have a differentiated offering. We believe new companies are challenged to recruit new users when they do not already have a substantial pool of existing users.   As a result, marketing costs for new firms are disproportionately high.   There is no assurance that we can produce sufficient revenue to cover our expenses, including such marketing costs, and, as such, an investor may lose all their investment.

However, management believes that competitive advantages for our business plan will include:

●	ease of searching and matching of buyers and sellers through our Algorithm;

●	the interactive nature of our site provided by discussion forums;

●	the proactive sending of information to users who register with our website to encourage repeat visits to our site; and

●	our plans for providing supporting executive level consulting and back-office services.

We continue to review and collect information on existing web sites that provide business merger and acquisition services.  We have compiled a list of features that these web sites offer and intend to present the market with a comprehensive and user friendly website that provides more information, more current data, a larger set of features and a more user friendly interface than the majority of the existing sites.  Such features, may include, but not be limited to, industry benchmarking surveys, job search links.

Management expects to invest in ongoing development of the Algorithm, maintenance and expansion of the first Industry Exchange in order to remain competitive but believes the primary revenues will be driven by the success of our Business Services.   The scope of the ongoing development of the Algorithm will be determined by the revenue generated and potentially by future financing opportunities.

Our Corporate and Other Information

We were incorporated in the State of Delaware in March 2012 as Ontarget Staffing, Inc., which name was changed to Fragmented Industry Exchange, Inc. in August 2013.  Our fiscal year end December 31.  Our principal office address is 80 Mountain Laurel Road, Fairfield, CT 06824 and our telephone is 203-344-7044.  As of June 1 , 2014, we had one employee, our president and chief executive officer Mrs. Mary Ellen Schloth.

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose.    Our business purpose is to create separate, industry–specific, online web portals that act as a listing intermediary for sellers and buyers of companies in fragmented industry and provide industry specific business consulting and back office support    We have not commenced operations nor have done any marketing, but have launched our two first industry-specific portal sites for the staffing industry - www.staffingbizbuysell.com known as “The Staffing Exchange” and www.staffingbizvalue.com known as “OnTarget360”.  Neither The Staffing Exchange nor OnTarget360 are separate corporate entities, rather they are specific names to brand each site.    In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.”

We have no present plans to be acquired or to merge with another company nor do we, nor any of our shareholders, have any plans to enter into a change of control or similar transaction.   We may look to acquire complementary service providers and software product companies in the future to grow our operations.

Summary of the Offering by the Company

Common Stock offered by the Company	1,000,000 shares (the “Company Shares”)

Common Stock offered by selling shareholders	611,000 shares ( the “Selling Shareholders Shares”)
Total Common Stock offered	1,611,000 per share of Common Stock.

Number of shares outstanding before the offering	4,132,000 shares of Common Stock.

Number of shares outstanding assuming all shares are sold	5,132,000 shares of Common Stock will be issued and outstanding after this offering is completed.

Minimum number of Company Shares to be sold	None.

Market for the common shares
There is no public market for the common shares. The price per share of Common Stock is $0.12. We may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds
The Company will receive all proceeds from the sale of the Company Shares.  If all 1,000,000 Company Shares being offered are sold, the total gross proceeds to the Company would be $120,000. Counsel to the Company has agreed to defer a portion of its costs for services rendered through the effective date of the registration statement, which fees are currently estimated at $30,000.   The first proceeds raised will be used to pay any outstanding legal fees relating to this prospectus.   The Company intends to use the remaining proceeds from this offering, as follows: (i) software programming and further developments of our websites for the staffing industry  www.staffingbizbuysell.com known as “The Staffing Exchange” and www.staffingbizvalue.com known as “OnTarget360” (the “Websites”) , estimated at $40,000 (ii) to pay post-offering legal, accounting and expenses estimated at $20,000, (iii) sales and marketing, estimated at $12,000, and (iv) rent, phone, administrative & operating support expenses, estimated at $18,000. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $30,000 are being paid for by us from cash on hand. The information on, or that may be, accessed from our Websites is not part of this Prospectus.

The Company will receive no proceeds from the sale of the Selling Shareholders Shares.

Termination of the offering
The offering for Company Shares will conclude upon the earlier of (i) the date on which all 1,000,000 shares of Company Shares have been sold, or (ii) 180 days after the date on which the registration statement filed with the Securities and Exchange Commission is effective.  The Company at its discretion may extend the offering for an additional 90 days.

Terms of the offering
The Company’s President will sell the Company Shares at a price of $0.12 per share upon effectiveness of this Registration Statement on a “best-efforts” basis.

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus. The 611,000 shares of our common stock can be sold by selling shareholders at a fixed price of $0.12 per share until our shares are quoted on the OTCBB or the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.

You should rely only upon the information contained in this prospectus.  We have not authorized anyone to provide you with information different from which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of December 31, 2013	As of March 31, 2014
Total Assets	$556	$1,444
Total Liabilities	$25,181	$67,295
Stockholder’s Deficit	$(24,625)	$(65,851)

Operating Data	March 7, 2012 (Date of Inception) to December 31, 2013	Three Months Ended March 31, 2014
Revenue	$525	$--
Net Loss	$(82,975)	$(49,476)
Net Loss Per Share	$(0.02)	$(0.01)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, “us”, or “Fragmented Industry Exchange Inc.” refer to the Company and not to the selling stockholders.

Risks Related to our Financial Condition

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

The report of Rosenberg Rich Baker Berman & Company, our independent registered public accounting firm, with respect to our financial statements at December 31, 2013 contains an explanatory paragraph as to our potential inability to continue as a going concern.  Additionally, this may adversely affect our ability to obtain new financing on reasonable terms or at all. You may be investing in a Company that will not have the funds necessary to continue to deploy its business strategies.

FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our current operating funds are not adequate for corporate existence over the next twelve months. Our cash balance as of  March 31, 2014 was $ 1,444 . We will require additional financing in order to maintain its corporate existence and to implement its business plans and strategy.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware on March 7, 2012. We have no significant financial resources and record minimal revenues. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES WOULD FORCE US TO EXPEND TIME AND RESOURCES IN PURSUIT OF REPLACEMENTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

We consider Mrs. Mary Ellen Schloth, our sole officer and director, to be essential to the success of the business.  She is currently not subject to a written employment agreement, and we do not maintain key life insurance on her.   Although she has not indicated any intention of leaving us, her loss for any reason could have a very negative impact on our ability to fulfill our business plan and he has specific product and industry knowledge that would be difficult to replicate.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to approximate at least $50,000 per year, consisting of $25,000 in legal, $20,000 in audit and $5,000 for financial printing and transfer agent fees. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We may not be able to cover these costs from our operations and may need to raise or borrow additional funds.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act,  reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company."

We will remain an "emerging growth company" for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following December 31.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCEDDISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OURCOMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

GLOBAL BRIDGE PARTNERS OWNS A SIGNIFICANT AMOUNT OF THE OUTSTANDING COMMON STOCK AND COULD TAKE ACTIONS DETRIMENTAL TO YOUR INVESTMENT FOR WHICH YOU WOULD HAVE NO REMEDY.

Global Bridge Partners, Inc. beneficially owns approximately 85% of the outstanding common stock as of the date of this prospectus.  Through this ownership, the shareholder has the ability to substantially influence the board, management, policies, and business operations.   In addition, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.   Because of the shareholdings of the shareholder may cause the company to engage in business combinations without having to seeking shareholder approval.  Global Bridge Partners Inc. is an investment holding company. Global Bridge Partners Inc. is the lender under our line of credit and is the sole owner of Ocean Cross Business Solutions Group, LLC (see "Certain Relationships and Related Transactions").  Mr. William Schloth is the sole owner of Global Bridge Partners, Inc. and the husband of our president, Mary Ellen Schloth.

GLOBAL BRIDGE PARTNERS INC. BENEFICIALLYS OWNS APPROXIMATELY 85% OF THE SHARES OF OUR COMMON STOCK GIVING THEM SIGNIFICANT CONTROL AND THIER INTEREST COULD CONFLICT WITH THE INVESTORS WHICH COULD CAUSE THE INVESTOR TO LOSS ALL OR PART OF THE INVESTMENT.

Global Bridge Partners, Inc. owns approximately 85% of our issued and outstanding common stock.  As such, the shareholder has significant control over the Company.  Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of this one shareholder but not in the interest of the investors. Additionally, as investors you would not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent investors from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable.

OUR SOLE DIRECTOR AND EXECUTIVE OFFICER INTENDS TO DEVOTE ONLY PART TIME EFFORTS TO OUR BUSINESS, MAY HAVE CONFLICTS OF INTERESTS IN ALLOCATING HER TIME BETWEEN OUR COMPANY AND THOSE OF OTHER BUSINESSES AND DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED WHICH MAY NOT BE SUFFICIENT TO SUCCESSFULLY DEVELOP OUR BUSINESS.

The amount of time that Mary Ellen Schloth, our sole officer and director, intends to devote to our business is limited currently expected to be approximately 15%, of her working time to our company.   Since February 2003, Mrs. Schloth has been self-employed as president, manager, sole member and manager of MES Research LLC, an entity which provides bookkeeping, market research, accounting services and tabulation for small and mid-size companies.   Since February 2013, Mrs. Schloth is also the sole member and manager of Mountain Laurel Holdings, LLC, an investment holding company (“MLH”).  MLH currently owns a majority of the outstanding stock of Compliance & Risk Management Solutions, Inc. (“CRM”), a pubic reporting company.   While we expect her to increase the percentage of the working time she devotes to our company if our operations increase, the amount of time which she devotes to our business may not be sufficient to fully develop our business.   Based upon the nature of Mrs. Schloth’s other business activities, the Company does not believe a conflict will develop in relation to competing business, rather to more of a time conflict.

Additionally, Mrs. Schloth may encounter a conflict of interest in allocating his time between our operations and those of other businesses.    In the course of her other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty.   As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.   Such conflicts of interests, should they arise, may be detrimental to our business.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING OUR BUSINESS, OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in running an on-line based exchange.   With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXPERIENCE RUNNING A PUBLIC COMPANY, WE MAY HAVE TO HIRE INDIVIDUALS OR SUSPEND OR CEASE OPERATIONS.

Because Mrs. Schloth does not have prior experience in running a public company, including the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

WE MAY FACE LIABILITY FOR INFORMATION DISPLAYED ON OR ACCESSIBLE VIA OUR WEBSITE, AND FOR OTHER CONTENT AND COMMERCE-RELATED ACTIVITIES, WHICH COULD REDUCE OUR NET WORTH AND WORKING CAPITAL AND INCREASE OUR OPERATING LOSSES.

We could face claims for errors, defamation, negligence or copyright or trademark infringement based on the nature and content of information displayed on or accessible via our website, which could adversely affect our financial condition. Even to the extent that claims made against us do not result in liability, we may incur substantial costs in investigating and defending such claims.

Our insurance, if any, may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liabilities that may be exposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would reduce our net worth and working capital and increase our operating losses.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS LIMITED FORMAL TRAINING OR EXPERIENCE IN FINANCIAL ACCOUNTING AND MANAGEMENT, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

Mrs. Schloth, our sole officer and director, has limited formal training or experience in financial accounting and management, however, she is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While our principal financial officer has limited formal training in financial accounting matters and no previous experience with U.S. companies or U.S. Generally Accepted Accounting Principles, she has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them.  Should she not have sufficient experience, he may be incapable of creating and implementing the controls.  Lack of proper controls could cause our financial statements to be inaccurate which could give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly.  As a result, investors could be misled about our financial condition and the quality of our operations.  This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors

WE EXPECT OUR QUARTERLY RESULTS TO FLUCTUATE WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

We expect that our quarterly results will fluctuate significantly.  We believe that period-to-period comparisons of our operating results are not meaningful. Additionally, if our operating results in one or more quarters do not meet securities analysts' or your expectations, the price of our common stock could decrease.

IF OUR COSTS AND EXPENSES ARE GREATER THAN ANTICIPATED AND WE ARE UNABLE TO RAISE ADDITIONAL WORKING CAPITAL, WE MAY BE UNABLE TO FULLY FUND OUR OPERATIONS AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN.

We do not currently have sufficient funds, or any agreements for additional funds for us to continue our business for the next 12 months.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

IF WE REQUIRE ADDITIONAL CAPITAL AND EVEN IF WE ARE ABLE TO RAISE ADDITIONAL FINANCING, WE MIGHT NOT BE ABLE TO OBTAIN IT ON TERMS THAT ARE NOT UNDULY EXPENSIVE OR BURDENSOME TO THE COMPANY OR DISADVANTAGEOUS TO OUR EXISTING SHAREHOLDERS.

If we require additional capital and even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

THERE EXISTS CONFLICTS OF INTEREST AMONG OUR MAJORITY STOCKHOLDER, WHICH COULD HAVE A MATERIAL IMPACT ON OUR BUSINESS

We have entered into contracts with a company owned by the owner of our majority shareholder.  This contract has been entered into on an arm’s length basis.    However, the interests of the majority shareholder could differ from those of management, which if not resolved favorable could result in the termination of such contract, which could have an adverse effect on our business.

WE MAY NOT TIMELY AND EFFECTIVELY SCALE AND ADAPT OUR EXISTING TECHNOLOGY AND NETWORK INFRASTRUCTURE TO ENSURE THAT OUR SERVICES AND SOLUTIONS ARE ACCESSIBLE WITHIN AN ACCEPTABLE LOAD TIME. ADDITIONALLY, NATURAL DISASTERS OR OTHER CATASTROPHIC OCCURRENCES BEYOND OUR CONTROL COULD INTERFERE WITH ACCESS TO OUR SERVICES.

A key element to our continued growth is the ability of our members, users (whom we define as anyone who visits one of our websites through a computer or application on a mobile device, regardless of whether or not they are a member), enterprises and professional organizations in all geographies to access our websites, services and solutions within acceptable load times. We call this website performance. We may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time.  If our services are unavailable when users attempt to access them or they do not load as quickly as users expect, users may seek other websites or services to obtain the information for which they are looking, and may not return to our website or use our services as often in the future, or at all. This would negatively impact our ability to attract members, enterprises and professional organizations and increase engagement of our members and users. We expect to continue to make significant investments to maintain and improve website performance and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

We intend to implement a disaster recovery program, which will allow us to move production to a back-up data center in the event of a catastrophe.

Our systems are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks and similar events. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems could result in lengthy interruptions in our services.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the growth of our business that may result from interruptions in our service as a result of system failures.

IF OUR SECURITY MEASURES ARE COMPROMISED, OR IF OUR WEBSITES ARE SUBJECT TO ATTACKS THAT DEGRADE OR DENY THE ABILITY OF MEMBERS OR CUSTOMERS TO ACCESS OUR SOLUTIONS, OR IF OUR MEMBER DATA IS COMPROMISED, MEMBERS AND CUSTOMERS MAY CURTAIL OR STOP USE OF OUR SOLUTIONS.

Our solutions will involve the collection, processing, storage, sharing, disclosure and usage of members’ and customers’ information and communications, some of which may be private. We are vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information. If we experience compromises to our security that result in website performance or availability problems, the complete shutdown of our websites, or the loss or unauthorized disclosure of confidential information, such as credit card information, our members or customers may be harmed or lose trust and confidence in us, and decrease the use of our website and services or stop using our services in their entirety, and we would suffer reputational and financial harm.

In addition, we could be, subject to regulatory investigations and litigation in connection with a security breach or related issue, and we could also be liable to third parties for these types of breaches. Such litigation, regulatory investigations and our technical activities intended to prevent future security breaches are likely to require additional management resources and expenditures. If our security measures fail to protect this information adequately or we fail to comply with the applicable credit card association operating rules, we could be liable to both our customers for their losses, as well as the vendors under our agreements with them, we could be subject to fines and higher transaction fees, we could face regulatory action, and our customers and vendors could end their relationships with us, any of which could harm our business and financial results.

PUBLIC SCRUTINY OF INTERNET PRIVACY AND SECURITY ISSUES MAY RESULT IN INCREASED REGULATION AND DIFFERENT INDUSTRY STANDARDS, WHICH COULD DETER OR PREVENT US FROM PROVIDING OUR CURRENT PRODUCTS AND SOLUTIONS TO OUR MEMBERS AND CUSTOMERS, THEREBY HARMING OUR BUSINESS.

The regulatory framework for privacy and security issues worldwide is evolving and is likely to remain in flux so for the foreseeable future. Practices regarding the collection, use, storage, display, processing, transmission and security of personal information by companies offering online services have recently come under increased public scrutiny. The U.S. government, including the White House, the Federal Trade Commission, the Department of Commerce and many state governments, are reviewing the need for greater regulation of the collection, use and storage of information concerning consumer behavior with respect to online services, including regulation aimed at restricting certain targeted advertising practices and collection and use of data from mobile devices. The FTC in particular has approved consent decrees resolving complaints and their resulting investigations into the privacy and security practices of a number online, social media companies. Similar actions may also impact us directly.

Our business, including our ability to operate and expand internationally or on new technology platforms, could be adversely affected if legislation or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our websites, mobile applications, products, features or our privacy policy. In particular, the success of our business has been, and we expect will continue to be, driven by our ability to responsibly use the data that our members share with us. Therefore, our business could be harmed by any significant change to applicable laws, regulations or industry standards or practices regarding the storage, use or disclosure of data our members choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our products and features, possibly in a material manner, and may limit our ability to develop new products and features that make use of the data that we collect about our members.

WE WILL RELY ON AN OUTSIDE FIRM TO HOST OUR SERVERS, AND A FAILURE OF SERVICE BY THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

We will rely upon a third party provider to host our main server. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation

A SIGNIFICANT OR PROLONGED ECONOMIC DOWNTURN WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our results of operations are affected by the level of business activity of our clients, which in turn is affected by general economic conditions and the level of economic activity in the industries and markets that they serve.  On an aggregate basis, our clients may be less likely to hire as many senior executives or consultants during economic downturns and periods of economic uncertainty. To the extent our clients delay or reduce hiring senior executives or consultants due to an economic downturn or economic uncertainty, our results of operations will be adversely affected. A continued economic downturn or period of economic uncertainty and a decline in the level of business activity of our clients would have a material adverse effect on our business, financial condition and results of operations.

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP WILL BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

WE ARE OBLIGATED TO DEVELOP AND MAINTAIN PROPER AND EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING. WE MAY NOT COMPLETE OUR ANALYSIS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING IN A TIMELY MANNER, OR THESE INTERNAL CONTROLS MAY NOT BE DETERMINED TO BE EFFECTIVE, WHICH MAY ADVERSELY AFFECT INVESTOR CONFIDENCE IN OUR COMPANY AND, AS A RESULT, THE VALUE OF OUR COMMON STOCK.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an attestation report on the effectiveness of our internal control over financial reporting.

Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources. As a result of developing, improving and expanding our core information technology systems as well as implementing new systems to support our sales, engineering, supply chain and manufacturing activities, all of which require significant management time and support, we may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, if we identify one or more material weaknesses in our internal control over financial reporting, we may be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our common stock.

Risks Related to Our Common Stock

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE

There is no established public trading market for our securities.  Although we intend to be quoted on the OTCBB or the OTC Markets (QB Marketplace Tier) in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

THE OFFERING PRICE OF THE SHARES WAS DETERMINED IN PART BASED UPON THE PRICE THE SHARES WERE SOLD IN THE PRIVATE PLACEMENT, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.12 for the shares of common stock was determined based upon the price the shares were sold to the investors in private placements of $0.05, plus an increase based on the fact the shares will be registered and due to our increased operations, website development and programming efforts since our last private placement,.  However, there is no established trading market for our shares and no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

INVESTORS SUBSCRIBING FOR COMPANY SHARES CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT BE ENTITLED TO A REFUND.

Investors subscribing for Company Shares do not have the right to withdraw invested funds.  Subscription payments will be paid to Fragmented Industry Exchange, Inc. and held in our corporate bank account if the subscription agreements are in good order and the investor for Company Shares is accepted as an investor by the Company.  Therefore, once an investment is made, investors will not have the right to use or right to return of such funds.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR SUBSCRIPTION OF COMPANY SHARES, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, INVESTORS FOR COMPANY SHARES WILL LOSE THEIR INVESTMENT.

Subscriber funds for Company Shares will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws if a creditor sues us and obtains a judgment against us, the creditor could garnish our bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription.  If that happens, you will lose your investment and your funds will be used to pay creditors.

OUR PRESIDENT, MARY ELLEN SCHLOTH DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORTS OFFERING, AND OUR BEST EFFORTS OFFERING DOES NOT REQUIRE  MINIMUM AMOUNT TO BE RAISED.  AS A RESULT, WE MAY NOT BE ABLE TO RAISE ENOUGH FUND TO SUSTAIN OUR BUSINESS AND INVESTORS FOR OUR COMPANY SHARES MAY LOSE THEIR ENTIRE INVESTMENT.

Mrs. Schloth does not have any experience conducting a best-efforts offering.  Consequently, we may not be able to raise any funds for our offering of Company Shares successfully.  Also, the best efforts offering does not require a minimum amount to be raised.  If we are not able to raise sufficient funds, we may not be able to fund our operations as planned and our business will suffer and your investment may be materially adversely affected.  Our inability to successfully conduct a best-efforts offering could be the basis for losing your entire investment in Company Shares.

WE PLAN TO SELL COMPANY SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

The offering of Company Shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the Company Shares.  We intend to sell the Company Shares through our President who will receive no commissions.  There is no guarantee that he will be able to sell any shares.  Unless he is successful selling all of the Company Shares and we receive proceeds from this offering, we may have to seek alternative financing to implement the business plan.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

SHOULD OUR STOCK BECOME QUOTED ON THE OTC BULLETIN BOARD OR THE OTC MARKETS , IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTCBB WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies quoted on the Over-The-Counter Bulletin Board (OTCBB) or the OTC Markets (QB Marketplace Tier), such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB or the OTC.QB . If we fail to remain current on our reporting requirements, we could be removed from the OTCBB or the OTCQB . As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-quoted on the OTCBB/ OTC.QB , which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE WHICH MAY SUBJECT US TO SECURITIES LITIGATION THEREBY DIVERTING OUR RESOURCES WHICH MAY AFFECT OUR PROFITABILITY AND RESULTS OF OPERATION.

The market price for our common stock is likely to be highly volatile as the stock market in general and the market for Internet-related stocks.  The following factors will add to our common stock price's volatility:

●	actual or anticipated variations in our quarterly operating results;

●	announcements by us of acquisitions;

●	additions or departures of our key personnel; and.

●	sales of our common stock

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance.  In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

BY ISSUING PREFERRED STOCK, WE MAY BE ABLE TO DELAY, DEFER, OR PREVENT A CHANGE OF CONTROL.

Our Articles of Incorporation permits us to issue, without approval from our stockholders, a total of 15,000,000 shares of preferred stock.  Our Board of Directors can determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series.  It is possible that our Board of Directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTERESTS AND SIMILAR MATTERS.

We have not yet adopted any corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SECURITIES ANALYSTS MAY NOT COVER OUR COMMON STOCK AND THIS MAY HAVE A NEGATIVE IMPACT ON OUR COMMON STOCK’S MARKET PRICE.

The trading market for our common stock may depend on the research and reports that securities analysts publish about us or our business.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline.  If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 3 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares.

The Company Shares are being offered on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.12.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the Company Shares offered for sale.     The first $25,000 of proceeds raised will go to pay outstanding legal expenses related to this offering which are estimated at $25,000.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	30,000	60,000	90,000	120,000
Legal & Accounting	28,000	28,000	28,000	28,000
Transfer Agent/Printing/Misc	2,000	2,000	2,000	2,000
Total Offering Costs	30,000	30,000	30,000	30,000
SOFTWARE/WEBSITE WORK
Software Programming	0	10,000	20,000	30,000
Website Design & Development	0	3,333	6,667	10,000
Total	0	13,333	26,667	40,000
SALES & MARKETING
Marketing Material	0	667	1,333	2,000
Marketing, Advertising & SEO	0	3,333	6,667	10,000
Total	0	4,000	8,000	12,000
ADMINSTRATION EXPENDITURES
Phone, Internet, Office Supplies	0	1,667	3,333	5,000
Accounting and Legal Fees	0	6,667	13,333	20,000
Administrative and operation support expenses	0	4,333	8,667	13,000
Total	0	12,667	25,333	38,000
TOTALS	30,000	60,000	90,000	120,000

The above figures represent only estimated costs.

The Company will pay all costs related to this offering. Absent available working capital and revenues to pay these amounts, we will seek financial assistance either from our major shareholder, director, officer, or possibly third party business associates of our director or officer who may agree to loan us the funds necessary to cover the balance of outstanding professional and related fees related to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and the professional service providers insist upon payment. Absent the above, our officers and directors will attempt to seek sufficient funding personally for the amounts due and, if successful in obtaining these funds, to lend it to the Company on an interest-free basis. No formal written arrangement exists, with respect to our founder, president, and chief executive officer or anyone’s commitment outside of the Company, to loan funds for this purpose.    Our current legal counsel has agreed to defer payment of a portion of its fees until commencement of the offering

Our plans will not change regardless of whether any proceeds are raised, except to the extent indicated in Management’s Discussion & Analysis and Plan of Operation-- “Liquidity” section, first paragraph.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.12 for the shares of common stock was determined based upon the price the shares were sold to the investors in private placements of $0.05, plus an increase based on the fact the shares will be registered and due to our increased operations, website development and programming efforts since our last private placement.  However, there is no established trading market for our shares and no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. In determining the offering price, management also considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value.
In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2014 .   Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. The following table represents the related Dilution assuming 100%, 75%, 50% and 25% of Company shares are sold.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Shares Sold	250,000	500,000	750,000	1,000,000
Gross Proceed Less Offering Expense	$0	$30,000	$60,000	$90,000
Historical Net Tangible Book Value	$(65,851)	$(65,851)	$(65,851)	$(65,851)
Historical Net Tangible Book Value Per Share	$(0.016)	$(0.016)	$(0.016)	$(0.016)
Increase per share to existing Shareholders	$0.001	$0.008	$0.015	$0.021
Net Tangible Book Value Per share after the Offering	$(0.015)	$0.008	$0.001	$0.005
Dilution per share to new shareholders	$0. 135	$0.128	$0.121	$0.115
Dilution percentage to New Shareholders	112.52%	106.45%	101.00%	96.08%

SELLING SHAREHOLDERS

We are registering an aggregate of 611,000 shares of common stock for resale by the selling security holders listed in the table below.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares. We intend to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling shareholders and we have not independently verified this information. The selling shareholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

None of the selling shareholders held any position or office with us, nor are any of the selling shareholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling shareholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling shareholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Shareholder	Shares of Common Stock Owned prior to Offering		Maximum Number of Shares of Common Stock to be Offered	Shares of Common Stock Owned after Offering	Percent of Common Stock Owned After Offering
Christopher Neuert	103,000	(1)	100,000	0
R Pierce Onthank Sr	106,000	(2)	100,000	0	*
Craig Lenahan (3)	100,000		100,000	0	*
Grace Neuert	103,000	(4)	3,000	0	*
Michael E Tobler (5)	3,000		3,000	0	*
David J Klimczak(5)	3,000		3,000	0	*
R Pierce Onthank Jr (6)	3,000		3,000	0	*
Launa Whalen	6,000	(7)	3,000	0	*
Edward Whalen	6,000	(8)	3,000	0	*
Linda Carlsen	3,000		3,000	0	*
Conrad Huss	3,000		3,000	0	*
Michael George (5)	3,000		3,000	0	*
Henry Howard II	3,000		3,000	0	*
Marianne Lenahan (9)	3,000		3,000	0	*
James Cavallo	3,000		3,000	0	*
William Neuert (10)	3,000		3,000	0	*
Thaddeus North (5)	6,000	(11)	3,000	0	*
Lisa North	6,000	(12)	3,000	0	*
Victor Uscilla	6,000	(13)	3,000	0	*
Theresa Uscilla	6,000	(14)	3,000	0	*
Ryan Onthank (15)	3,000		3,000	0	*
Bodhnarine Persaud	12,000	(16)	6,000	0	*
Sabrina Persaud	12,000	(17)	6,000	0	*
Richard Persaud (18)	9,000		9,000	0	*
Susan Onthank	106,000	(19)	6,000	0	*
Howard Kaplan	53,000	(20)	50,000	0	*
Kelly Kaplan	53,000	(21)	3,000	0	*
Michael Byl	3,000		3,000	0	*
Sean Conrad	3,000		3,000	0	*
John Murphy	3,000		3,000	0	*
Robert Leboyer	3,000		3,000	0	*
Indeglia & Carney (22)	165,000		165,000	0	*
Total:	611,000		611,000	0	*

*less than 1%
(1)	Includes 3 ,000 shares held by Grace Neuert, Mr. Neuert’s spouse.
(2)	Includes 6,000 shares held by Susan Onthank, Mr. Onthank Sr.’s spouse. Mr. Onthank is the father of Ryan and R. Pierce Onthank, Jr., his adult sons.
(3)
Mr. Lenahan is the adult son of Marianne Lenahan.  Mr. Lenahan is of legal age, has sole and dispositive rights over the disposal of her shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents.

(4)	Includes 100,000 shares held by Christopher Neuert, Ms. Neuert’s spouse.
(5)
Affiliate of a broker-dealer.  Selling stockholder has certified that at the time he/she purchased the shares being registered hereunder, he/she had no agreements or understandings, directly or indirectly with any person to distribute the subject securities.  All of these shares were purchased in the ordinary course of business.

(6)
Mr. Onthank, Jr. is the adult son of R. Pierce Onthank, Sr. and Susan Onthank and brother of Ryan Onthank.  Mr. Onthank is of legal age, has sole and dispositive rights over the disposal of his shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents or siblings.

(7)	Includes 3,000 shares held by Edward Whalen, Mrs. Whelan’s spouse.
(8)	Includes 3,000 shares held by Launa Whalen, Mr. Whelan’s spouse.
(9)	Mother of Craig Lenahan, her adult son.
(10)	Father of Christopher Neuert, his adult son.
(11)	Includes 3,000 shares held by Lisa North, Mr. North’s spouse.
(12)	Includes 3,000 shares held by Thaddeus North, Mrs. North’s spouse.
(13)	Includes 3,000 shares held by Theresa Uscilla, Mr. Uscilla’s spouse.
(14)	Includes 3,000 shares held by Victor Uscilla, Mrs. Uscilla’s spouse.
(15)
 Mr. Onthank is the adult son of R. Pierce Onthank, Sr. and Susan Onthank and brother of Pierce Onthank, Jr..  Mr. Onthank is of legal age, has sole and dispositive rights over the disposal of his shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents or siblings.

(16)	Includes 6,000 shares held by Sabrina Persaud, Mr. Persaud’s spouse. Mr. Persaud is also the father of Richard Persaud, his adult son.
(17)	Includes 6,000 shares held by Bodhnarine Persaud, Mrs. Persaud’s spouse. Mrs. Persaud is also the mother of Richard Persaud, her adult son.
(18)
Mr. Persaud is the adult son of Bodhnarine and Sabrina Persaud.  Mr. Persuad is of legal age, has sole and dispositive rights over the disposal of his shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents.

(19)	Includes 100,000 shares held by R. Pierce Onthank, Sr., Ms. Onthank’s spouse. Ms. Onthank is also the mother of Ryan and R. Pierce Onthank, Jr., her adult sons.
(20)	Includes 3,000 shares held by Kelly Kaplan, Mr. Kaplan’s spouse.
(21)	Includes 50,000 shares held by Howard Kaplan, Mrs. Kaplan’s spouse.
(22)	Indeglia & Carney is legal counsel to the Company and is providing the legal opinion for the validity of the common stock being offered by this prospectus.

PLAN OF DISTRIBUTION
Company Shares

The Company is offering a maximum of 1,000,000 shares of its common stock on a “best efforts” basis at a fixed price of $0.12 per share any funds raised from this offering will be immediately available to us for our use. There will be no refunds.  The offering will be for a period of 180 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so. There is no minimum number of Company Shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus.   No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will not distribute this prospectus to potential investors until the registration statement filed with the Securities and Exchange Commission is effective.

We intend to sell the Company Shares in this offering through Mary Ellen Schloth our sole Director and our Chief Executive Officer.   Mrs. Schloth intends to contact potential investors individually to inform them about the Offering and will deliver a copy of the prospectus and a subscription agreement to interested investors.   Mrs. Schloth intends to solicit interest from individuals and entities with whom she has an existing or pre-existing relationship.  Mrs. Schloth will not receive any commissions or other compensation for offering or selling the Company Shares.

Once the registration statement is effective, Mrs. Schloth will contact individuals and corporations with whom she has an existing or past pre-existing business or personal relationship and will attempt to sell them our stock.

Mrs. Schloth is relying on the exemption from broker-dealer registration provided by Rule 3a4-1 promulgated under the Exchange Act. In particular, Mrs. Schloth:

1.  Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;
a. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
b. Is not an associated person of a broker or dealer; and
c.  Meets the conditions of the following:
i.  Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;
ii. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
iii. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the Company Shares will be sold. We have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

Although our common stock is not listed on a public exchange, we intent to seek quotation on the OTCBB/ OTC.QB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB/ OTC.QB a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

If the shares of our common stock ever become quoted on the OTCBB/ OTC.QB , the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

Investors can purchase the Company Shares in this offering by completing a subscription agreement and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration and, offering the shares (other than commissions or discounts of underwriters, broker-dealers or agents related to sales by any selling shareholders).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. No market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. There can be no assurance that a market maker will agree to file a 211 application on our behalf, or if filed that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide W270 with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, there is no guarantee that we will be accepted for listing in Mergent or similar services designed to obtain manual exemptions.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

Selling Shareholders

The selling security holders may sell some or all of the 611,000 shares being registered hereunder at a fixed price of $0.12 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.12 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.05 plus an increase based on the fact the shares will be registered and due to our increased operations, website development and programming efforts since our last private placement  Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend seek quotation on the OTCBB shortly after the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $30,000. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We intend to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 75,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001 per share.

Common Stock

As of the date hereof, 4,132,000 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders

As of the date hereof, we have 40 shareholders holding 4,132,000 of our issued and outstanding common stock.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

Undesignated Preferred

We are also authorized to issue 15,000,000 shares of undesignated preferred stock. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Delaware Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Anti-Takeover Provisions

Our articles of incorporation contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in control of our company. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our common stock and our stockholders’ ability to approve transactions that they consider to be in their best interests.

Our articles of incorporation permits our board of directors to issue preferred stock. We could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to holders of shares of our existing preferred stock and our existing preferred stock and common stock. Our current stockholders have no redemption rights. In addition, as we have a large number of authorized but unissued shares, our board of directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Delaware Law

Section 203 of the Delaware General Corporation Law prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates  and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

●	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

●
upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation; or

●
subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have opted out of these provisions.

Transfer Agent

The transfer agent for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, telephone: (919) 481-4000.

DESCRIPTION OF BUSINESS

Company Overview

Fragmented Industry Exchange Inc. (formerly known as Ontarget Staffing Inc.) was incorporated in the State of Delaware as a for-profit Company on March 7, 2012 and established a fiscal year end of December 31.    We are a development-stage financial acquisition intermediary which will serve buyers and sellers for companies that are in highly fragmented industries (i.e. industries in which there is no clear leader in market share).  We plan to do this by developing a secure online, merger and acquisition (M&A) platform that matches buyers and sellers in specific industries (“Industry Exchanges”) and provide consulting and back office support services as discussed in greater detail below (collectively, the “Business Services”).   The Industry Exchanges will use a proprietary search algorithm, if completed, to automatically assess business buyers’ and sellers’ profiles, then match only relevant counterparties (the “Algorithm”).    We are currently in discussions with an outside third party developer who will be used to complete our Algorithm.    Once finalized, the contract will include an arrangement with an independent contractor to perform all work needed to complete the project.  As of the date of this prospectus, the development contract has not been signed.   We expect to have an initial Algorithm completed by the 4th quarter of 2014.  Until we complete our Algorithm, we will use Microsoft excel to track buyers and sellers and related profiles.   The matching process will be done manually based upon the review of excel information.     We believe that by providing our industry-specific Business Services we can drive more revenue and expand our relationship with the Industry Exchange members.  Whether a member consummates an M&A transaction with a counterparty member from the Industry Exchange or not, members might use our Business Services as part of their existing business.   Initially, our Business Services will include assistance with; (i) revenue generation, more specifically, online marketing, and (ii) expense efficiencies, more specifically, accounting and financial support, insurance planning and human resource advisory.    Furthermore, our Business Services will be marketed through a separate web portal from our Industry Exchanges .   We believe that approach may allow us to attract other clients that are not actual members of the Industry Exchange.     Until we generate enough revenue or raise additional capital, our CEO will deliver our Business Services.  As of the date of this prospectus we have no Business Services clients.  We intend to market these Business Services to companies in each of the industry specific sections.  For example, we have already compiled a list of 10,220 US based staffing companies (“Target Customers’) with information that includes: company’s name, estimated sales, # of employees, phone  fax, contact at firm, title and address.  We intend to market through a combination of methods including internet campaigns, search-engine optimization and direct marketing campaigns.

The first Industry Exchange we have developed is for the staffing industry and have launched our two first industry-specific portal sites - www.staffingbizbuysell.com and www.staffingbizvalue.com (the “Websites”) for the staffing industry.  We currently have 3 seller members listed on this first exchange which is branded on the website as the “Staffing Exchange.”   The “Staffing Exchange” is not a separate corporate entity—rather it identifies the name of the specific Industry Exchange.  Our first business portal site is branded on the web site as “OnTarget360”, which is not a separate corporate entity.  We are not currently providing Business Services for any of these clients.  As we do not have any current “Buyer” members, we have only provided listing services for these  members.  Other fragmented industries for which we may develop similar exchanges and websites include:  insurance, golf, hair and nail salons and plastics.  We will create branded websites for each Industry Exchange created.

Each Industry Exchange will also offer an Industry Forum where users can discuss their industry experiences and business best practices.  Over time, we believe we can accumulate a significant knowledge base of industry information and develop and distribute proprietary content (“Industry Research”).    Should revenues increase and/or financing be available, we may develop our own industry research group.    No timeline or specific business plan has been developed to deliver Industry Research, however, we expect to be performing such work by the 1st calendar quarter of 2015.    The Industry Research may be offered on a free basis for general information or as a subscription service for more detailed information and access to research specialists.

We also intend to offer discussion forums where users of our website can exchange feedback, tips, social networking advice and ideas.  Users will be required to register and provide their business name, activity, mailing and email address In order to be able to participate in our discussion forums.  We may also offer incentives, to encourage users to provide us with more detailed business information like revenue, number of employees, and advertising spending.   We may offer users the option to opt into promotional e-mails which we would then be able to send on a targeted basis on behalf of advertisers in order to increase our revenue opportunities

Our First Industry Exchange and Business Services websites

On July 1, 2013, we launched our first Industry Exchange portal, www.staffingbizbuysell.com.   This was a soft launch, meaning that we don’t plan to do any marketing until we complete the back-end matching Algorithm and develop a more user-friendly website experience.    On October 31, 2013, we launched our first complementary Industry Business Services portal, www.staffingbizvalue.com.    We have not started any formal marketing of this portal, however, we believe that we be able to start doing business in these services through word-of-mouth networking of our principals and related business contacts (both portals collectively, the “Portals”).

Our Revenue Model

We expect to generate revenue primarily through; (i) membership fees from the Industry Exchanges; (ii) consulting fees from our Business Services, and, if launched (iv) subscription fees from our Industry Research.    Since inception through December 31, 2013, we have generated $525 in revenue from three membership signups for our first Industry Exchange for the staffing industry which is called the “Staffing Exchange.”    These membership signups related to three sellers.   There are three levels of seller listings; (i) standard, which is free, (ii) featured, which includes a one time fee of $25 and then $10 per month, and (iii) showcased, which is $50 per month with a minimum quarterly up-front billing.   On July 1, 2013, each of the Sellers signed up for a featured level of membership for $25 each and then on August 1, 2013 increased to a showcased listing membership and paid for the quarter upfront for $150 each.  Due to the slower than expected build-out of our website and supporting back-end processing, we ceased charging membership fees in December 2013 and have allowed each member to maintain their listing free of charge.   There is no assurance that we can produce any further revenue to cover our expenses, and, as such, an investor may lose all their investment.  Buyers on the site may register for free.   As of the date of this prospectus, no buyers have registered.

Our Industry Exchange revenue model will be similar to the online dating industry which consists of companies engaged in online matchmaking services.  In the online dating industry, most companies generate revenue under a subscription model.  Often, “browsing” will be free, but messaging or contacting other users will require a subscription.  Alternatively, some websites generate revenue through advertising and are free for users.    We plan to let buyers on the Industry Exchange register for free, while sellers will be required to pay for membership, at certain membership levels   We also plan to generate revenue from allowing specific industry advertising by companies.

We not a registered broker-dealer.  We will not (i) provide advice about the merits of any particular transaction or the parties involved; (ii) participate in negotiations; (iii) assist buyers or sellers with completion of any transaction; (iv) handle funds or securities involved in completing a transaction and (v) hold itself out as providing any M&A transaction related services other than a listing or matching service.  We will not receive a fee upon the successful sale of business other than the membership fees charged for listing on our website.

Our Competition & Competitive Advantages

Online Matching Services, Technology or M&A Portals:

There are currently a large number of privately owned websites providing business merger & acquisition services.   Such sites include, www.rainmaker24.com, www.businessforsaleexchange.com, www.buysellaustin.com.  However, we know of no such publicly traded companies.  Parallels can be drawn between online dating sites and our emerging online deal sourcing technologies.   The online dating industry is dominated by several large corporations and well-known websites.  Such companies include, Match (and affiliated sites), PlentofFish, Spark Networks, eHarmony, Mate1.

To be successful, we believe new entrants must have a differentiated offering. We believe, new companies are challenged to recruit new users when they do not already have a substantial pool of existing users, as a result, marketing costs for new firms are disproportionately high. There is no assurance that we can produce sufficient revenue to cover our expenses, including such marketing costs, and, as such, an investor may lose all their investment.

However, management believes that competitive advantages for our business plan will include:

● Industry specific matching and business services; ● ease of searching and matching of buyers and sellers through our to-be-completed Algorithm;
● the expected interactive nature of our site provided by discussion forums;
● the proposed proactive sending of information to users who register with our website to encourage repeat visits to our site
● our plans for providing supporting executive level consulting and back-office services.

We continue to review and collect information on existing web sites that provide business merger and acquisition.  We have compiled a list of features that these web sites offer and intend to present the market with a comprehensive and user friendly website that provides more information, more current data, a larger set of features and a more user friendly interface than the majority of the existing sites  Such features, may include, but not be limited to, benchmarking surveys, job search links.

Management expects to invest in ongoing development of the Algorithm, maintenance and expansion of the first Industry Exchange in order to remain competitive but believes the primary revenues will be driven by the success of our Business Service.   The scope of the ongoing development of the Algorithm will be determined by the revenue generated and potentially by future financing opportunities.

The Professional Business Services Consulting Industry

Competition in the professional consulting services markets in which we operate is highly fragmented, consisting of several large global firms including; McKinsey & Co, The Boston Consulting Group, Deloitte Consulting LLP, PricewaterhouseCoopers LLP, and several thousand smaller firms.   We may compete with both the large firms and the smaller firms in all areas of our service offerings.

The markets for the Company’s services and products are highly competitive. There are few barriers to entry, so new entrants occur frequently, resulting in considerable market fragmentation.  Companies in this industry compete on a number of parameters including degree and quality of Consultants, position knowledge, industry expertise, service quality, and efficiency in completing assignments.    Typically, companies with greater strength in these parameters garner higher margins.

Our Growth Strategy

Our business strategy is; (i) to become an established financial services acquisition intermediary, serving the buy-sell-merger (M&A) needs of companies that are in highly fragmented industries, and (ii) to provide supporting industry-specific executive-level advisory and back-office business services and technology.

We plan to accomplish this by:

1.
Developing a proprietary matching algorithm that automatically assesses buyers and sellers interests, matching only relevant counterparties (“Algorithm”).    We plan branding this Algorithm under the name BizBuySell Architecture (or “BBS Architecture”).  However, there is no assurance that we will be able to complete the Algorithm.

2.	Using the BBS Architecture build out industry-specific secure, easy to use, web-based portals (“Industry Exchanges”) for users to share information and execute business acquisitions or mergers; and
3.
Building out Industry Business Services that provide clients cost effective access to both revenue generation and expense reduction services and software products.     Through the date of this prospectus we have not provided any business services and have only begun to research available software products.  Other than the Algorithm, we have no intention of developing other software.   We will only refer customers to available industry software products that might enhance the delivery of our business consulting service.

As of the Date of this Prospectus, we have:

1.
Launched our first Industry Exchange – www.staffingbizbuysell.com known as the “Staffing Exchange.”    The website is dedicated to matching prospective buyers and sellers for companies in the staffing industry.   As we are still working on the supporting Algorithm, we will not be doing any outbound sales and marketing until we are comfortable that the system can support many members and smooth user interactions.   No specific timeline has been set to launch our sales and marketing campaigns, but we expect to complete enough of the back-end Algorithm and do marketing within in the fourth quarter 2014;

2.
Launched our first complementary industry-specific business services portal – www.staffingbizvalue.com known as “OnTarget360.”    This website is dedicated to providing business consulting services to staffing companies.   We are still working on some of the website features, however, believe that should be completed by June 2014 so we can begin our sales and marketing efforts for our services in May 2014.   In that regard, we have already compiled a list of 10,220 US based staffing companies (“Target Customers”) with information that includes; company’s name, estimated sales, # of employees, phone, fax, contact at firm, title and address.     When we launch our sales and marketing efforts for the Industry Exchange we will be utilizing the same Target Customers.

Should our revenue grow and/or financing be available, we may look to roll-out other Industry Exchanges and supporting Industry Services portals.   As of the date of this Prospectus we have no specific plans for this set.   However, we have already purchased the following industry specific urls:  www.insurancebizbuysell.com, www.digitalservicesbizbuysell.com, www.dcommercebizbuysell.com, www.mcommercebizbuysell.com, www.taxilimobizbuysell.com, www.photobizbuysell.com, www.golfbizbuysell.com, www.hairnailbizbuysell.com, www.plasticbizbuysell.com, www.dentallabbizbuysell.com.

Why we started with Business Services and Specifically the Staffing Industry?

We believe staffing is a major segment of the business services industry because of the increasing need of people looking for jobs and employers getting away from permanent hiring to a more, as needed, part-time basis.    Further, we believe that because of the adoption of the new Health Reform Law (aka. Obamacare”) more employers might layoff workers or drop health insurance plans to save costs.   This could put more people looking for work in the marketplace as well as drive up demand for temporary labor to refill roles on an, as needed basis, by employers.

We believe there is relatively low barriers of entry to get into a staffing industry because companies in this industry only act as intermediaries providing contract, temporary and permanent staff to clients with specific employment need.

 As such,  we believe the staffing  industry provides a good basis from which to prove the concept of our BBS Architecture because of the large number of small operations.    We also believe that we can drive immediate revenue by offering our industries-specific Business Services.   However, there can be no assurance that we will prove our concept or drive revenue from out Business Services.

What are Fragmented Industries?

A fragmented industry is a business sector with many competitors but with no one company holding a large enough market share to influence the business decisions of all. Each player is small relative to the extent of the market. This does not imply that the industry is not profitable or is not experiencing growth; rather, it is more a sign that there are few barriers to new competitors and the opportunity for profit is perceived to be higher than in other ventures.

Small business is the norm for a fragmented industry, which often caters to the most common consumer needs. Restaurants, hair salons and auto repair shops are examples of businesses thriving in a fragmented industry. Startup costs are typically modest and there is no economy of scale that decisively favors a large provider over a small enterprise. Many businesses have carved out a market niche where they deliver a unique product or specialized service. Diversity of consumer preference often allows several industry players to profitably coexist within one geographic market.

Several factors that contribute to the formation of a fragmented industry have been identified. Foremost among them is the ease with which a competitor may enter or exit the industry. There is no substantial initial investment in product development, employee training or specialized equipment. Industry regulation does not discourage new competition or subsidize established enterprises. Upon exiting the industry, there is usually no need to take losses on expensive assets that cannot be sold or repurposed.

What makes an Industry Ripe for Consolidation?

We believe that business sectors that have the traits of fragmented industry are ripe for buy, sell and merger services as well as business consulting services.     We believe industries that are ripe for consolidation have a common theme. Typically, they are in "... a fragmented service sector ... with thousands of small, inefficient, privately owned mom-and-pops.”  Here are some other characteristics:

● An industry with a large number of private players

● An industry with significant and continuing growth

● An industry with rapid technological advances

● An industry with few franchises

● An industry with few public companies

Our Technology Plans & Algorithm

Once complete, the back-end Algorithm, and front-end, Industry Exchange portals will provide for:

-	Global reach – ease to identify targets relevant to a users acquisition strategy
-	Real time alerts – issue instant notification when relevant acquisition matching criteria are meet
-	Complete Anonymity – seller anonymity is protected when interacting with relevant buyers. Sellers control the exchange of contact details once they are ready to proceed.

The benefits to users of the Industry Exchanges include;

For Buyers:
-	Being visible – ease of marketing your specific acquisition requirements
-	Uncover opportunities – ease of search and immediate matching notification
-	Reduce Origination costs – quick access to global sell side expected to provide savings in research costs, time and travel
-	Networked and Connected – keep your network of sell-side contacts up-to-date across sectors and markets
For Sellers:
-	Decision makers – direct access to decision-makers eliminates the frustration and delay of corporate non-name policy, protective business brokers and language barriers
-
Anonymity - sellers anonymity is protected when interacting with relevant buyers.   Sellers control the exchange of contact details once they are ready to proceed. No teaser or contact information is automatically disclosed; the release of information is controlled by the seller

-	Global reach – unearth buyers in regions outside your traditional coverage, including corporate acquires with new diversification strategies
-	Instant buyer identification – saves time and reduce costs by identifying interested buyers instantly online, adding to the scope of traditional research efforts.

Overview of Technology Vision:

Our Industry Exchanges will be powered by our to-be-developed proprietary Algorithm to streamline the quest for preferred merger or acquisition candidate(s).    Users can define all of their criteria, study the details of best matching properties and communicate directly at their discretion.   A primary goal will be to procure detailed buyers and sellers profiles utilize our database to match buyers and sellers.    This can be compared to a online dating site where active single-seekers can describe themselves in great detail.

The Industry Exchanges will be built where buyers can define as much criteria as they wish, including acceptable payment terms.     We believe this provides an advantage over listing sites which often provide only broad, general information.

Buyers will be notified of matching sellers automatically through their account or by email, with the percentage of relevancy to their criteria shown.    Matches below a certain percentage will be ignored.

Our Clients and Services Process

Users of the Industry Exchange may include; business owners, portfolio managers looking to buy or sell holdings and business brokers.

Users of the Industry Business Services may include any business owner or manager looking for industry advice or back office services to more cost efficiently run their operations.

Contractual Arrangement with clients and members –

For sellers on the Industry Exchange –

Sellers will be required to complete a membership listing agreement and pay the related fee associated with the level of expose they want on the site.   The levels of listings and costs include:

-	Standard listing – FREE, this includes a free profile included in the database, business evaluation, industry statistics and news feeds;
-	Featured Listing – One-time setup of $25 and then $10 per month. A featured listing includes an actual listing on the website;
-
Showcased Listing - $50 per month (quarterly minimum and billing periods). A showcased listing will be displayed on the home page of the website, the company will help customize a seller landing page for buyers to see if they click the “Contact Seller” button.

All payments will be collected in advance..

Prior to selecting any level of membership, sellers are required to complete a listing questionnaire on the website to sign up for any level of services.     Among other things, the information collected on the seller includes; contact information, revenues, type of service provided, cash flow, reasons for selling, facilities and asking price.

For buyers on the Industry Exchange -

Buyers are able to register free on the website buy completing an online form that, among other things, requests information about; contact, name, email, phone, type of buyer, sector most interested in, business name and website.

Prior to being able to access any further seller information, other than information shown on the website, the buyer must complete a Buyer confidentiality agreement and Buyer Profile.

For businesses looking for consulting services –

Contractual Arrangement with Business Services Clients - Our consulting services are provided under written agreement that includes a Statement of Work detailing fixed fee or project-based services.  This includes general services to be rendered under the contract.   For monthly fixed fee arrangements we require a minimum of three-month commitment.   For project-based services a scope of project work will be incorporated as an appendix to a contract and includes; brief description, estimated hours, level of consultant(s) to be used and hourly rate of consultant(s).   Services will not be commenced unless the first payment from a client is made.   The contracts may be terminated by us or a client by; (i) giving ninety-days written notice; or (ii) for cause at anytime.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the applicable jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product technology, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Seasonality

There is no discernible seasonality in our business, although as a percentage of total annual net revenue, we expect the first calendar year quarter is typically the lowest.  Revenue and operating income have will vary by quarter and are hard to predict from quarter to quarter.    In addition, the volatility in the global economy impacts will impact our quarterly revenue and operating income.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to conduct our social networking meetings and sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, we have no permanent staff other than our President, Mary Ellen Schloth who is employed elsewhere and has the flexibility to work on the Company up to 10 hours per week.  She is prepared to devote more time to our operations as may be required and as our finances permit.

Currently, we have not entered into an employment agreement with our President. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future.   Management does not plan to hire additional employees at this time.  Depending on the success of this offering we plan to retain software development, data entry and editorial staff initially on an part-time independent contractor basis.  Our sole officer and director will be responsible for the initial operations management, including, the delivery of our Business Services.  Once the Company completes its Algorithm launches its Industry Exchange, industry forums and research gathering efforts, it may hire a full time website operations manager and an event planner.   As needed, the President will engage independent contractors to help with either the delivery of services or work on the website or Algorithm.   The Company currently has one such party, Ocean Cross Business Solutions Group LLC that assists with financial reporting, accounting, and, could assist with the delivery of Business Services. See “Certain Relationships and Related Transactions.”   As of the date of this prospectus we have no Business Services clients.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

DESCRIPTION OF PROPERTY

Our executive office is located at 80 Mountain Laure Road, Fairfield CT 06824 and is being provided by our president, free of charge.  We do not currently own or lease interests in any property.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of June 1, 2014, we had 4,132,000 shares of our common stock outstanding, which shares were held by 40 shareholders.   We have not issued any warrants, options or convertible securities.

Shares of our common stock that are restricted securities will be eligible for resale in compliance with Rule 144 ("Rule 144") or Rule 701 ("Rule 701") of the Securities Act following the effectiveness of this prospectus, subject to the requirements described below.  "Restricted Securities," as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act.  These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144 or Rule 701, which rules are summarized below.  These shares will generally become available for sale in the public market as follows:

● No restricted shares will be eligible for immediate sale pursuant to Rule 144 upon the effectiveness of this prospectus;;

● Approximately 3,521,000 restricted shares will be eligible for sale in the public market 90 days after the effectiveness of this prospectus, subject to the holding period, volume, manner of sale and other limitations, where required, under Rule 144 and Rule 701.

Rule 144

Below is a summary of the requirements for sales of our common stock pursuant to Rule 144, as in effect on the date of this prospectus, after the effectiveness of this registration statement.

Affiliates

Affiliates will be able to sell their shares under Rule 144 beginning 90 days after the effectiveness of this Registration Statement, subject to all other requirements of Rule 144.  In general, under Rule 144, an affiliate would be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding.  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

 Persons who may be deemed to be our affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, our company and may include our directors and officers, as well as our significant stockholders.

Non-Affiliates

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of common stock held longer than six months, but less than one year, will be subject only to the current public information requirement and can be sold under Rule 144 beginning 90 days after the effectiveness of this registration statement.  A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144 upon the effectiveness of this registration statement

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resale of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement.  Most of our employees, executive officers, directors or consultants who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the effective date of this registration statement before selling their shares under Rule 701.

Securities Authorized for Issuance Under Equity Compensation Plans.  We did not have any equity compensation plans as of the year ended December 31, 2013.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar

The transfer agent for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, telephone: (919) 481-4000.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Recent Sales of Unregistered Securities

On March 8, 2012 the Company issued Global Bridge Partners Inc. (“GBP”) 3,500,000 shares for a $35,000 capital commitment at a purchase price of $0.01 per share.  At that time, we had no operations.  The proceeds were used for working capital and general corporate purposes.  These issuances were exempt under Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”).  GBP is an accredited investor and was solicited by officers of the Company and such investor had a substantial pre-existing relationship with such officers of the Company.  The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

On August 31, 2013 we issued 351,000 shares to 20 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $17,550.  The increased price was due to a number of factors, including our commencement of operation, establishment of website and programming efforts.   On September 30, 2013, we issued 95,000 shares to 11 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $4,750.    On October 31, 2013 we issued 21,000 shares to 7 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $1,050.      The proceeds for these issuances were used for working capital and general corporate purposes.  The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

On February 25, 2014 we issued 165,000 shares of common stock to our legal counsel in consideration of legal services rendered and counsel’s agreement to defer fees.   The issuance was exempt under Section 4(2) of the Securities Act.  The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this prospectus. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties. In many cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Prospectus.

Summary of Business

Fragmented Industry Exchange Inc. (formerly known as Ontarget Staffing Inc.) was incorporated in the State of Delaware as a for-profit Company on March 7, 2012 and established a fiscal year end of December 31.    We are a development-stage financial acquisition intermediary that will serve buyers and sellers for companies that are in highly fragmented industries.   We plan to do this by developing a secure online, merger and acquisition (M&A) platform that matches buyers and sellers in specific industries (“Industry Exchanges”) and provide consulting and back office support services as discussed in greater detail below (collectively, the “Business Services”).   The Industry Exchanges will use a proprietary search algorithm, if completed, to automatically assess business buyers and sellers interests, then match only relevant counterparties (the “Algorithm”).     We are currently in discussion with an outside third party developer who will be used to complete our Algorithm.  Once finalized, the contract will include an arrangement with an independent contractor to perform all work needed to complete the project.  As of the date of this prospectus, the development contract has not been signed.   We expect to have an initial Algorithm completed by the 4th quarter of 2014.  Until we complete our Algorithm, we will use Microsoft excel to track buyers and sellers and related profiles.   The matching process will be done manually based upon the review of excel information.   We believe that by providing our industry-specific Business Services we can drive more revenue and expand our relationship with the Industry Exchange members.  Whether a member consummates an M&A transaction with a counterparty member from the Industry Exchange or not, members might use our Business Services as part of their existing business.  Initially, our Business Services will include assistance with; (i) revenue generation, more specifically, online marketing, and (ii) expense efficiency, more specifically, accounting and financial support, insurance planning and human resource advisory.   Furthermore, our Business Services will be marketed through a separate web portal from our Industry Exchanges    We believe that approach may allow us to attract other clients that are not actual members of the Industry Exchange.    Furthermore, our Business Services will be marketed through a separate web portal.   We believe that approach may allow us to attract other clients that are not actual members of the Industry Exchange.  Until we generate enough revenue or raise additional capital, our CEO will deliver our Business Services.   Until we generate enough revenue or raise additional capital, our CEO will deliver our Business Services.  As of the date of this prospectus we have no Business Services clients.  We intend to market these Business Services to companies in each of the industry specific sections.  For example, we have already compiled a list of 10,220 US based staffing companies (“Target Customers’) with information that includes: company’s name, estimated sales, # of employees, phone  fax, contact at firm, title and address.  When we launch our sales and marketing efforts, we will be utilizing the same Target Customers.  We intend to market through a combination of methods including internet campaigns, search-engine optimization and direct marketing campaigns.

The first Industry Exchange we have developed is for the staffing industry and have launched our two first industry-specific portal sites - www.staffingbizbuysell.com and www.staffingbizvalue.com (the “Websites”) for the staffing industry.  We currently have 3 seller members listed on this first exchange which is branded on the website as the “Staffing Exchange.”   The “Staffing Exchange” is not a separate corporate entity—rather it identifies the name of the specific Industry Exchange.  Our first business portal site is branded on the site as “OnTarget360”, which is not a separate cororate entity.  We are not currently providing Business Services for any of these clients.  And as we do not have any current “Buyer” members, we have only provided listing services for these  members.  Other fragmented industries for which we may develop similar exchanges and websites include:  insurance, golf, hair and nail salons and plastics.  We will create branded websites for each Industry Exchange created.

Our Growth Strategy

Our business strategy is; (i) to become an established financial services acquisition intermediary, serving the buy-sell-merger (M&A) needs of companies that are in highly fragmented industries, and (ii) to provide supporting industry-specific executive-level advisory and back-office business services and technology.

We plan to accomplish this by:

1.
Developing a proprietary matching algorithm that automatically assesses buyers and sellers interests, matching only relevant counterparties (“Algorithm”).    We plan branding this Algorithm under the name BizBuySell Architecture (or “BBS Architecture”).  However, there is no assurance that we will be able to complete the Algorithm.

2.	Using the BBS Architecture build out industry-specific secure, easy to use, web-based portals (“Industry Exchanges”) for users to share information and execute business acquisitions or mergers; and
3.
Building out Industry Business Services that provide clients cost effective access to both revenue generation and expense reduction services and software products.     Through the date of this prospectus we have not provided any business services and have only begun to research available software products.  Other than the Algorithm, we have no intention of developing other software.   We will only refer customers to available industry software products that might enhance the delivery of our business consulting service.

As of the Date of this Prospectus, we have:

1.
Launched our first Industry Exchange – www.staffingbizbuysell.com known as “The Staffing Exchange.”   The website is dedicated to matching prospective buyers and sellers for companies in the staffing industry.   As we are still working on the supporting Algorithm, we will not be doing any outbound sales and marketing until we are comfortable that the system can support many members and smooth user interactions.   No specific timeline has been set to launch our sales and marketing campaigns, but we expect to complete enough of the back-end Algorithm and do marketing within in the first quarter 2015 ;

2.
Launched our first complementary industry-specific business services portal – www.staffingbizvalue.com known as “OnTaget360.”    This website is dedicated to provided business consulting services to staffing companies.   We are still working on some of the website features, however, believe that should be completed by September 30 2014 so we can begin our sales and marketing efforts for our services in February 2015 .   In that regard, we have already compiled a list of 10,220 US based staffing companies (“Target Customers”) with information that includes; company’s name, estimated sales, # of employees, phone, fax, contact at firm, title and address.     When we launch our sales and marketing efforts for the Industry Exchange we will be utilizing the same Target Customers.

Should our revenue grow, financing be available and management determines it is the best interest of the Company we will look to roll-out other Industry Exchanges and supporting Industry Services portals.   As of the date of this Prospectus we have no specific plans for this set.   However, we have already purchased the following industry specific urls:  www.insurancebizbuysell.com, www.digitalservicesbizbuysell.com, www.dcommercebizbuysell.com, www.mcommercebizbuysell.com, www.taxilimobizbuysell.com, www.photobizbuysell.com, www.golfbizbuysell.com, www.hairnailbizbuysell.com, www.plasticbizbuysell.com, www.dentallabbizbuysell.com.

Our Targeted Milestones (during first year of operations)

1. Complete the first version of our BBS Architecture and do some marketing with the goal of attracting around 50 sellers and 250 buyers to our first Industry Exchange (Staffing);
2. Launch another industry exchange utilizing one of our purchased urls;
3. Launch our marketing effort for our Business Services, utilizing the database we have for staffing companies and target the new clients; 2 for the quarter ended Septeber 30, 2014, 2 for quarter ended December 30, 2014, 3 for quarter ended March 31, 2015 .
4. Launch our staffing Industry Forum and gather industry content;
5. Develop at least one proprietary industry report that we will distribute, free of charge, to all registered members of the Industry Exchange and any clients resulting from our Business Services efforts.
6. Complete our S1 Registration, procure a trading symbol and get our stock DTC eligible; and
7. Complete maximum amount of our offering
There can be no assurance that we will complete any of the above milestones.  As such, an investor is at risk of losing all their investment.

Results of Operations

Summary of Key Results

For the unaudited three month period ending March 31, 2014 and 2013

Revenue and Cost of Revenues

Total revenue and cost of revenue for the three-month period ending March 31, 2014 and 2013 was $0.

Operating Expenses

Total operating and administrative expenses for the three-month period ending March 31, 2014, and 2013 was $48,657 and $5,295, respectively.   For the three-month period ended March 31, 2014, $15,000 of such expenses represented services provided by a related party for certain financial and registration filing services.

Other Expenses

For the three month period ending March 31, 2014 and 2013, we incurred $819 and $237 in interest expense, respectively.   The interest expense was from a revolving credit facility.
For the period from inception (March 7, 2012) through March 31, 2014

Revenue and Cost of Revenues

From March 7, 2012 (our inception) through March 31, 2014 we had a total of $525 in revenue from three seller membership subscriptions.  On July 1st, 2013, each seller purchased a featured level membership and paid $25 and then as of August 1, 2013 moved to a showcased membership listing by paying $150.  We stopped accepting membership fees in December 2013, although we have allowed each member to maintain its listing privileges..

Cost of revenues from inception through March 31, 2014 were $103.  These costs related to the credit card merchant account processing fees for the three seller subscriptions.

Operating Expenses

Total operating and administrative expenses from inception through March 31, 2014 were $129,973.  $45,000 of such expenses represented services provided by a related party for certain financial and registration filing services.

Other Expenses
For the period from inception (March 7, 2012) through March 31, 2014 we incurred $2,650 in interest expense from a revolving credit facility.

Liquidity and Capital Resources

Since March 7, 2012 (inception) through March 31, 2014 , we have incurred net losses of $ 132,451 , and have a working capital deficit of $ 65,851 .   As of March 31, 2014 we had $ 1,444 cash on hand in our corporate bank account. Our ability to continue as a Going Concern is dependent upon achieving sales growth, management of operation expenses, pay its liabilities arising from normal business operations when they come due, and upon  profitable operations. Historically, we have financed our cash flow and operations from the sale of 3,967,000 shares of our common stock for $58,350 at prices of $0.01 per share and $0.05 per share. At July 30, 2013 when we issued 3,500,000 shares at $0.01 per share, we had no operations. During the period from August 31, 2013 through October 31, 2013, we issued 467,000 shares at price of $0.05 per share. The increased share price was reflective of our commencement of operations during that period including launch of our initial industry exchange and websites. Upon the offering being declared effective, we intend to issue shares at 0.12. We believe the increased price is supported due to such shares being registered as well as continued increased operations.  We also have a revolving credit facility with an entity owned by our majority stockholder under which we can request advances in the principal amount to $50,000, with such advances paid directly by the lender to independent third party providers.  As of March, 31, 2014 , we had $ 34,600 outstanding under this facility, including accrued interest of $ 2,650

Through March 31, 2014 we have received revenues of approximately $ 525 . As of March 31, 2014 our cash balance was approximately $ 1,444 . We believe we will require a minimum of $70,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings.  Other than the revolving credit facility (the “Credit Facility”) with our majority shareholder, and the planned offering, we currently have no arrangement in place to cover these costs.   We can borrow up to $50,000 for a period extending to September 30, 2014 (the “Maturity Date”) under the Credit Facilty.  Any advances requested by us will be paid directly to independent third party providers. Interest is payable at a rate of twelve percent (12%).    Unless otherwise paid by the us, the entire principal and accrued interest shall be payable on the Maturity Date.  There is no pre-payment penalty.   As of March 31, 2014, we have borrowed $34,600 on the Credit Facility and had accrued interest of $2,650.

We need to either borrow funds from our officers or raise additional capital through equity or debt financings. We expect our current shareholders will be willing and able to provide such additional capital. However, we cannot be certain that such capital (from our officers or third parties) will be available to us or whether such capital will be available on terms that are acceptable to us. Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact our business. If we are unable to raise sufficient additional capital on acceptable terms, we will have insufficient funds to operate our business or pursue our planned growth.

We are highly dependent upon the success of the public offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to us. However, if such financing were available, because we are in are early stages of our business plan, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If we cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations.  As a result, investors could lose all of their investment.

As stated above, we do not currently have sufficient funds, (including amounts available under our revolving credit facility), or any agreements for additional funds, for us to cover the remaining offering costs and to maintain our regulatory reporting and filings for the next 12 months. Should our revenues not increase as expected and if our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. In the event that our revenues from operations are insufficient to meet our working capital needs, our major shareholder, Global Bridge Partners Inc. has indicated that they may be willing to provide the additional funds a that would be required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Consistent with Section 144 of the Delaware General Corporation Law, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Election under JOBS Act of 2012

The Company has chosen to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure. Rosenberg, Rich Baker Berman & Co. has served as our registered independent public accounting firm since our inception.  There have been no changes in or disagreements on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of the date hereof. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Directors and Executive Officers

Name	Age	Position
Mary Ellen Schloth	50	Director, President, CEO, Secretary, Treasurer and Chief Accounting Officer

Set forth below is a brief description of the background and business experience of our executive officers and directors during the past five (5) years.

Ms. Schloth has served as our President, Sole Director, CFO, CEO since inception on March 7, 2012.   Since February 2003, Mrs. Schloth has been self-employed as president, manger, sole member and manager of MES Research an entity which provides bookkeeping, market research, accounting services and tabulation for small and mid-size companies.  Since February 2013, Mrs. Schloth is also the sole member and manager of Mountain Laurel Holdings, LLC, an investment holding company (“MLH”).  MLH currently owns a majority of the outstanding stock of Compliance & Risk Management Solutions, Inc. (“CRM”), a pubic reporting company.  From July 29, 2013 through August 31, 2013, Mrs. Schloth was sole officer and director of CRM.  Since 2003, Mrs. Schloth has been the manager and sole member of CFO Managed Funds, LLC, an investment holding company.  CFO Managed Fund I, LLC was the majority stockholder of OnTarget 360 Group, Inc., a public reporting entity from December 2011 to July 2013.

Board of Directors

The minimum number of directors we are authorized to have is one and the maximum is five.  In no event may we have less than one director. Although we anticipate appointing additional directors in the future, as of the date hereof we have one director, Mrs. Mary Ellen Schloth   We considered Mrs. Schloth  prior financial and management consulting experience were important factors in concluding that she was qualified to serve as one of our directors.

Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Currently, directors receive no compensation for their services on our Board.

All directors will be reimbursed by us for any accountable expenses incurred in attending directors meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

As of the date hereof, we have not established any Board committees.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Director Independence

We currently do not have any independent directors serving on our board of directors.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;
●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

●
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been subject or a party to or any other disclosable event required by Item 401(f) of Regulation S-K.

Code of Business Conduct and Ethics

We currently do not have a Code of Business Conduct and Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2013 and 2012.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Mary Ellen Schloth	2013	--	--	--	--	--
President, CEO, CFO, director
	2012	--	--	--	--	--

Other than as set forth in the table above, there has been no cash or non-cash compensation awarded to, earned by or paid to any of our officers and directors since inception.  We do not intend to pay salaries in the next twelve months.  We do not currently have a stock option plan, non-equity incentive plan or pension plan.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Employment Agreement

As the date of this prospectus, we have no permanent staff other than our President, Mary Ellen Schloth who is employed elsewhere and has the flexibility to work on the Company up to 10 hours per week.  She is prepared to devote more time to our operations as may be required and as our finances permit.

Currently, we have not entered into an employment agreement with our President. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future.   Management does not plan to hire additional employees at this time.  Depending on the success of this offering we plan to retain software development, data entry and editorial staff initially on a contract basis.   Our and director will be responsible for the initial operations management.  Once the Company completes its Algorithm launches its Industry Exchange, industry forums and research gathering efforts, it may hire a full time website operations manager and an event planner.   As needed, the President will engage independent contractors to help with either the delivery of services or work on the website or Algorithm.   The Company currently has one such party, Ocean Cross Business Solutions Group LLC that assists with financial reporting, accounting, and, could assist with industry business services.   See “Certain Relationships and Related Transactions.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of  June 1 , 2014 with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” above and (iv) all executive officers and directors as a group.  As of June 1 , 2014, we had 4,132,000 shares of common stock issued and outstanding.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this Registration statement are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Name And Address (1)	Beneficially Owned	Percentage Owned
Global Bridge Partners Inc. (2)	3,500,000	84.7%
Mary Ellen Schloth (3)	6,000	*
All directors and officers as a group (1 persons)	6,000	*

*Less than 1%
(1) Unless otherwise stated, the address is 80 Mountain Laurel Road, Fairfield, CT 06824.
(2) The address is 2490 Blackrock Turnpike #344, Fairfield, CT 06825.  Mr. William Schloth, husband our sole officer and director Mary Ellen Schloth, is the sole shareholder. Mrs. Schloth disclaims beneficial ownership of these shares.
(3) Includes 3,000 shares held by her spouse individually and her minor son.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On March 8, 2012 the Company issued Global Bridge Partners Inc. (“GBP”) 3,500,000 shares for a $35,000 capital commitment at a purchase price of $0.01 per share.  At that time, we had no operations.  The proceeds were used for working capital and general corporate purposes.  Mr. William Schloth is the president and sole owner of GBP.  In addition, Mr. Schloth is the husband of our president and sole director Mary Ellen Schloth.

Our sole officer and director currently provides us with rent-free office space.

We have a consulting agreement dated July 1, 2013 with Ocean Cross Business Solutions Group LLC (“OCB”) under which OCB will provide certain general accounting, finance and assistances with the filing of this registration statement.   Mr. William Schloth is the president and owner of OCB.  Mr. Schloth is sole owner of Global Bridge Partners Inc., our majority shareholder.     During the period from inception, March 7, 2012 through December 31, 2013 we recorded $30,000 for these various services.  At December 31, 2013 the Company did not owe any money to OCB for these services.    The contract with OCB is cancelable at any time by either party

On March 29, 2012 the Company entered into a revolving line of credit (“Credit Line”) with Lend America Inc. (“LAI”).  LAI is an entity owned and controlled by our sole officer and director. Under the Credit Line, the Company can borrow up to $50,000 for a period extending to September 30, 2014 (the “Maturity Date”).  Any advances requested by the Company will be paid directly to independent third party providers. Interest is payable at a rate of twelve percent (12%).    Unless otherwise paid by the Company, the entire principal and accrued interest shall be payable on the Maturity Date.  There is no pre-payment penalty.   As provided for under the Credit Line, LAI assigned all rights and obligations to Global Bridge Partners, Inc. (“GBP”) on July 1, 2013.    GBP is the Company’s majority shareholder.  In addition, GBP is owned and controlled by the spouse of our sole officer and director.  .    The Company had $ 34,600 and $15,100 outstanding on the Credit Line as of the periods ended March 31, 2014 and December 31, 2013, respectively.   The Company has accrued interest of $2,650 and $1,831 , as of March 31, 2014 and December 31, 2013, respectively.   Since April 1, 2014, the Company has drawn $ 15,000 on the Credit Line.

We believe that the foregoing transactions were in our best interests. Consistent with Section 144 of the Delaware General Corporation Law, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SELECTED FINANCIAL DATA

Not applicable because we are a smaller reporting company.

SUPPPLEMENTARY FINANCIAL INFORMATION

Not applicable because we are a smaller reporting company.

EXPERTS

The financial statements of our company included in this prospectus and in the registration statement have been audited by Rosenberg, Rich, Baker Berman & Co., independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Indeglia & Carney, LLP, Los Angeles , California.

Indeglia & Carney, LLP was issued 165,000 shares of our common stock in consideration of legal services rendered and counsel’s agreement to defer fees, which shares of common stock are being offered by them hereby as selling security holders in this offering.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FRAGMENTED INDUSTRY EXCHANGE INC
(a development stage company)

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements

Balance Sheets as of December 31, 2013 and 2012	F-3

Statements of Operations Cumulative from Inception (March 7, 2012) through December 31, 2012, the year ended December 31, 2013, and, the period from inception (March 7, 2012) through December 31,2013	F-4

Statement of Stockholders’ Equity(Deficit) for the Period from Inception (March 7, 2012) through December 31, 2013	F-5

Statements of Cash Flows Cumulative from Inception (March 7, 2012) through December 31, 2012, the year ended December 31, 2013, and, the period from Inception (March 7, 2012) through December 31, 2013	F-6

Notes to Financial Statements	F-7

UNAUDITED FINANCIAL STATEMENTS:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Fragmented Industry Exchange, Inc.

We have audited the accompanying balance sheets of Fragmented Industry Exchange, Inc. as of December 31, 2013 and 2012, and the related statement of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2013, the period from March 7, 2012 (inception) to December 31, 2012 and the period from March 7, 2012 (inception) through December 31, 2013.  Fragmented Industry Exchange, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fragmented Industry Exchange, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended December 31, 2013, the period from March 7, 2012 (inception) through December 31, 2012 and the period from March 7, 2012 (inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully discussed in Note 1 to the financial statements, the Company has incurred net losses since inceptions and has a working capital deficit at December 31, 2013.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
March 21, 2014

FRAGMENTED INDUSTRY EXCHANGE INC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2013 AND 2012

ASSETS
	12/31/13	12/31/12
CURRENT ASSETS:
Cash or cash equivalents	$556	$10,295
Prepaid Expenses	-	5,000
TOTAL CURRENT ASSETS	556	15,295

TOTAL ASSETS	$556	$15,295

LIABILIATIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$8,000	$-
Accrued interest	1,831	802
Income tax payable	250	-
Due to shareholder	-	250
Revolving credit line - current portion	15,100	-
TOTAL CURRENT LIABILITIES	25,181	1,052

Revolving credit line	-	8,000

TOTAL LIABILITIES	25,181	9,052

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $.0001 par value, 15,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $.0001 par value, 75,000,000 shares authorized,
3,967,000 and 3,500,000 shares issued and outstanding,
as of December 31, 2013 and 2012, respectively	397	350
Additional paid-in capital	57,953	34,650
Deficit accumulated during the development stage	(82,975)	(28,757)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(24,625)	6,243
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$556	$15,295

The accompanying notes to financial statements are an integral part of these statements.

FRAGMENTED INDUSTRY EXCHANGE INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013, FROM INCEPTION (MARCH 7, 2012), THROUGH DECEMBER 31, 2012, AND, FROM INCEPTION (MARCH 7, 2012) THROUGH DECEMBER 31, 2013

	Year Ended December 31, 2013	From Inception through December 31, 2012	From Inception through December 31, 2013

Revenues:
Monthly business listing fees	$525	$-	$525
Total Revenues	525	-	525

Cost of revenues	103	-	103
Gross Profit	422	-	422

Operating expenses:
General and administrative	23,361	27,955	51,316
General and administrative costs from a related party	30,000	-	30,000
Total operating expenses	53,361	27,955	81,316

Loss from operations	(52,939)	(27,955)	(80,894)

Other expenses
Interest expense	1,029	802	1,831
Total other expenses (income)	1,029	802	1,831

(Loss) before taxes	(53,968)	(28,757)	(82,725)
Income tax provision	250	-	250

Net (loss) applicable to common shareholders	$(54,218)	$(28,757)	$(82,975)

Net income (loss) per share - basic and diluted	$(0.01)	$(0.03)	-

Weighted number of shares outstanding -
Basic and diluted	3,644.775	3,500,000	-

 The accompanying notes to financial statements are an integral part of these statements.

FRAGMENTED INDUSTRY EXCHANGE INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (MARCH 7, 2012)
THROUGH DECEMBER 31, 2013

	Preferred Stock		Common		Paid-In	Deficit Accumulated during	Stockholders' Equity
	Shares	Par Value	Shares	Par Value	Capital	Development Stage	(Deficit)

Balance at Inception, March 7, 2012	-	$-	0	$-	$-	$-	$-

Issuance of common stock			3,500,000	350	34,650		35,000
Net loss for period	-	-				(28,757)	(28,757)

Balance December 31, 2012	-	$-	3,500,000	$350	$34,650	$(28,757)	$6,243

Issuance of common stock			467,000	47	23,303		23,350
Net loss for period	-	-				(54,218)	(54,218)
	-	-
Balance December 31, 2013	-	$-	3,967,000	$397	$57,953	$(82,975)	$(24,625)

The accompanying notes to financial statements are an integral part of these statements.

FRAGMENTED INDUSTRY EXCHANGE INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2013, INCEPTION (MARCH 7, 2012) THROUGH DECEMBER 31, 2012, AND, INCEPTION (MARCH 7, 2012) THROUGH DECEMBER 31, 2013

	Twelve Months ended December 31, 2013	From Inception through December 31, 2012	From Inception through December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(54,218)	$(28,757)	$(82,975)

Change in operating assets and liabilities:
Prepaid expenses	5,000	(5,000)	-
Accrued interest	1,029	802	1,831
Accounts payable and accrued expenses	8,000	-	8,000
Income tax payable	250	-	250
Net cash used in operating activities	$(40,189)	$(32,705)	$(72,894)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	23,350	35,000	58,350
Proceeds from revolving credit facility	7,100	8,000	15,100
Net cash provided by financing activities	$30,450	$43,000	$73,450

NET (DECREASE) INCREASE IN CASH	(9,739)	10,295	556

CASH AND CASH EQUIVALENTS at beginning of period	10,295	-	-
CASH AND CASH EQUIVALENTS at end of period	$556	$10,295	$556

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

FRAGMENTED INDUSTRY EXCHANGE INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1. The Company History and Nature of the Business

Fragmented Industry Exchange Inc. (formerly Ontarget Staffing Inc.) was incorporated in the State of Delaware as a for-profit Company on March 7, 2012 and established a fiscal year end of December 31.    We are a development-stage financial acquisition intermediary which will serve buyers and sellers for companies that are in highly fragmented industries.   We plan to do this by developing a secure online, member generated, M&A platform that matches buyers and sellers in specific industries (“Industry Exchanges”) and support users with industry-specific M&A advisory and back office support services (collectively, the “Business Services”).   The Company plans to generate revenue primarily through; (i) membership fees from the Industry Exchanges; and (ii) consulting fees from our Business Services.

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.   Since inception, the Company has incurred net losses of $82,975 and has a working capital deficit of $24,625 at December 31, 2013.  Our ability to continue as a going concern is dependent upon achieving sales growth, management of operating expenses and ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and upon profitable operations.

Should we use up all our revolving credit facility we would need to either borrow funds from our majority shareholder or raise additional capital through equity or debt financings.   We expect our current majority shareholder will be willing and able to provide such additional capital.   However, we cannot be certain that such capital (from our shareholders or third parties) will be available to us or whether such capital will be available on terms that are acceptable to us.   Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact our business.  If we are unable to raise sufficient additional capital on acceptable terms, we will have insufficient funds to operate our business or pursue our planned growth.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Organization

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company’s cash and cash equivalents are located in a United States bank.

Revenue Recognition

The Company is in the development stage and has had limited revenue.    The Company will derive its revenue from membership fees on the Industry Exchanges, finder fees from M&A transaction services and consulting fees from executive level advisory and back-office support services.   The Company utilizes written contracts as the means to establish the terms and condition services are sold to customers.

Membership Fees

The Company recognizes revenue for membership fees ratably over the membership period, beginning when there is persuasive evidence of arrangement, delivery has occurred (access has been granted), the fees are fixed or determinable and collection is reasonably assured.  Members pay in advance, primarily by credit card, and, subject to certain conditions identified in the contract conditions, all purchases are final and nonrefundable.   Any fees collected in advance for subscriptions are deferred and recognized as revenue using the straight-line method.   Membership fee revenue is presented net of credits and credit card chargebacks.

M&A Transaction and Industry Business Services

Because the Company provides its applications as services, it follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition The Company recognizes revenue when all of the following conditions are met:

●	there is persuasive evidence of an arrangement;
●	the service has been provided to the customer;
●	the collection of the fees is reasonably assured; and
●	the amount of fees to be paid by the customer is fixed or determinable.

The Company will execute a separate agreement for each of its M&A Transaction or Industry Business Services. Such Agreements will include, among other things, scope of work, compensation and termination dates.   The Company records revenue as services are performed.  Invoicing is done at the commencement of work and monthly thereafter.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the periods ended December 31, 2013 or 2012.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2013 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities.    Actual results could differ from those estimates made by management.

Note 2. Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations.  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.   The Company has not established any sustainable source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception.    Further, as of December 31, 2013 the cash resources of the Company were insufficient to meet its current financial obligations and business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3.   Revolving Credit Facility

On March 29, 2012 the Company entered into a revolving line of credit (“Credit Line”) with Lend America Inc. (“LAI”).  LAI is an entity owned our sole officer and director  Under the Credit Line, the Company can borrow up to $50,000 for a period extending to September 30, 2014 (the “Maturity Date”).  Interest is payable at a rate of twelve percent (12%).    Unless otherwise paid by the Company, the entire principal and accrued interest shall be payable on the Maturity Date.  There is no pre-payment penalty.   As provided for under the Credit Line, LAI assigned all rights and obligations to Global Bridge Partners, Inc. (“GBP”), the Company’s controlling shareholder, on July 1, 2013.    The Company had $15,100 and $8,000 outstanding on the Credit Line as of the periods ended December 31, 2013 and 2012, respectively.   The Company has accrued interest of $1,831 and $802, as of December 31, 2013 and 2012, respectively.

Note 4.  Common Stock

On March 8, 2012, the Company issued 3,500,000 shares of common stock to the Global Bridge Partners Inc. (“GBP”) at a price of $0.01 per share.  At this time the Company had no operations.

On August 31, 2013, the Company issued 351,000 shares of common stock to 20 new shareholders at a price of $0.05 per share for a total of $17,550.

On September 30, 2013, the Company issued 95,000 shares of common stock to 11 new shareholders at a price of $0.05 per share for a total of $4,750.

On October 31, 2013, the Company issued 21,000 shares of common stock to 7 new shareholders at a price of $0.05 per share for a total of $1,050.

Since March 8, 2012, the Company commenced development of its business buyer and seller matching program, launched two websites and commenced capital formation activities by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,000,000 shares of newly issued common stock at an offering price of $0.12 per share for proceeds of up to $120,000.    All these factors were considered in establishing an increased purchase price of $0.05 per share from the initial issuance of shares at $0.01 on March 8, 2012.

5. Income Taxes

The provision for income taxes for the year ended December 31, 2013, and inception (March 7, 2012) through December 31, 2012 was as follows (assuming a 15% effective tax rate):

Current Tax Provision:
Federal-	2013	2012
Taxable income	$250	$-

Total current tax provision	$250	$-

Deferred Tax Provision:
Federal-
Loss carry-forwards	$8,095	$4,314
Change in valuation allowance	(8,095)	(4,314)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2013, and 2012 as follows:

	2013	2012
Loss carry-forwards	$12,409	$4,314
Less - valuation allowance	(12,409)	(4,314)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended December 31, 2013 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry-forwards.

As of December 31, 2013, the Company had approximately $84,000 in tax loss carry-forwards that can be utilized in future periods to reduce taxable income, and expire by the year 2033.

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.  The tax returns for the years ended December 31, 2013 and 2012 are still subject to examination by the taxing authorities.

6. Related Party Transactions

The Company’s sole officer and director currently provides rent-free office space to the Company.

On March 29, 2012, the Company entered into a Revolving Line of Credit Facility with an entity controlled by the Company’s sole officer and director.  This facility was assigned to GBP on July 1, 2013.  GBP is the Company’s majority stockholder.  In addition, GBP is controlled by the spouse of the Company’s sole officer and director.  See Note 3

On March 8, 2012 the Company issued Global Bridge Partners Inc. (“GBP”) 3,500,000 shares for a $35,000 capital commitment at a purchase price of $0.01 per share.  At that time, we had no operations.  The proceeds were used for working capital and general corporate purposes.  Mr. William Schloth is the president and sole owner of GBP.  In addition, Mr. Schloth is the husband of our president and sole director Mary Ellen Schloth.

Ocean Cross Business Solutions Group LLC

On July 1, 2013, the Company has engaged the services (the “Agreement”) of Ocean Cross Business Solutions Group LLC (“OCBSG”), to provide assistance with filing of the SEC Form S-1, general accounting, finance, general management and product development.   OCBSG is own by William Schloth, who is also the owner of GBP, our majority shareholder.   The Agreement provides for a monthly consulting fee of $5,000.   As of December 31, 2013, the Company has paid $30,000 to OCBSG and owes $0.    The Agreement may be terminated at anytime by either party.

The Company has a Revolving Line of Credit with OCB major shareholder as described under Note 3.

7. Subsequent Events

On February 25, 2014, the Company issued 165,000 shares of common stock to its legal counsel in consideration of services rendered in connection with the preparation of the Company’s registration statement on Form S-1 and counsel’s agreement to defer fees in connection therewith.

Subsequent to December 31, 2013 the Company has borrowed $25,100 on the revolving line of credit.

FRAGMENTED INDUSTRY EXCHANGE INC (A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEET
AS OF MARCH 31, 2014 (UNAUDITED) AND DECEMBER 31, 2013

ASSETS
	3/31/14	12/31/13
CURRENT ASSETS:
Cash or cash equivalents	$1,444	$556
Accounts receivable, net	-	-
Prepaid Expenses	-	-
TOTAL CURRENT ASSETS	1,444	556

TOTAL ASSETS	$1,444	$556

LIABILIATIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$29,795	$8,000
Accrued interest	2,650	1,831
Income tax payable	250	250
Due to shareholder	-	-
Revolving credit line - current portion	34,600	15,100
TOTAL CURRENT LIABILITIES	67,295	25,181

TOTAL LIABILITIES	67,295	25,181

STOCKHOLDERS' EQUIT(DEFICIT):
Preferred stock, $.0001 par value, 15,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $.0001 par value, 75,000,000 shares authorized,
4,132,000 and 3,967,000 shares issued and outstanding,
as of March 31, 2014 and December 31 2013, respectively	413	397
Additional paid-in capital	66,187	57,953
Deficit accumulated during the development stage	(132,451)	(82,975)
TOTAL STOCKHOLDERS' EQUITY	(65,851)	(24,625)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,444	$556

The accompanying notes to financial statements are
an integral part of these statements.

FRAGMENTED INDUSTRY EXCHANGE INC (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 AND FROM INCEPTION (MARCH 7, 2012)THROUGH MARCH 31, 2014

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	From Inception through March 31, 2014

Revenues:
Monthly business listing fees	$-	$-	$525
Total Revenues	-	-	525

Cost of revenues	-	-	103
Gross Profit	-	-	422

Operating expenses:
Stock based compensation	8,250	-	8,250
General and administrative	25,407	5,295	76,723
General and administrative costs from a related party	15,000	-	45,000
Total operating expenses	48,657	5,295	129,973

Loss from operations	(48,657)	(5,295)	(129,551)

Other expenses
Interest expense	819	237	2,650
Total other expenses	819	237	2,650

(Loss) before taxes	(49,476)	(5,532)	(132,201)
Income tax provision	-	-	250

Net (loss) applicable to common shareholders	$(49,476)	$(5,532)	$(132,451)

Net (loss) per share - basic and diluted	$(0.01)	$(0.00)

Weighted number of shares outstanding -
Basic and diluted	4,031,167	3,500,000

The accompanying notes to financial statements are
an integral part of these statements.

FRAGMENTED INDUSTRY EXCHANGE INC (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (MARCH 7, 2012)
THROUGH MARCH 31, 2014

	Preferred Stock		Common		Paid-In	Deficit Accumulated during	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Development Stage	Equity (Deficit)

Balance at Inception, March 7, 2012	-	$-	0	$-	$-	$-	$-

Issuance of common stock			3,500,000	350	34,650		35,000
Net loss for period	-	-				(28,757)	(28,757)

Balance December 31, 2012	-	$-	3,500,000	$350	$34,650	$(28,757)	$6,243

Issuance of common stock		7	467,000	47	23,303		23,350
Net loss for period	-	-				(54,218)	(54,218)
	-	-
Balance December 31, 2013	-	$-	3,967,000	$397	$57,953	$(82,975)	$(24,625)

Issuance of common stock for services			165,000	17	8,234		8,251
Net loss for period	-	-				(49,476)	(49,476)

Balance March 31, 2014	-	$-	4,132,000	$413	$66,187	$(132,451)	$(65,851)
The accompanying notes to financial statements are
an integral part of these statements.

FRAGMENTED INDUSTRY EXCHANGE (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 AND FROM INCEPTION (MARCH 7, 2012)THROUGH MARCH 31, 2014

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	From Inception through March 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(49,476)	$(5,532)	$(132,451)
Adjustments to reconcile net (loss) to cash used in operating activities:

Stock based compensation	8,250	-	8,250

Change in operating assets and liabilities:
Prepaid expense	-	(5,000)	-
Accrued interest	819	237	2,650
Accounts payable and accrued expenses	21,795	-	29,795
Income tax payable	-	-	250
Net cash used in operating activities	$(18,612)	$(10,295)	$(91,506)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	-	58,350
Proceeds from revolving credit facility	19,500	-	34,600
Net cash provided by financing activities	$19,500	$-	$92,950

NET INCREASE(DECREASE) IN CASH	888	(10,295)	1,444

CASH AND CASH EQUIVALENTS at beginning of period	556	10,295	-
CASH AND CASH EQUIVALENTS at end of period	$1,444	$-	$1,444

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

FRAGEMENTED INDUSTRY EXCHANGE (A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS

Note 1. The Company History and Nature of the Business

Fragmented Industry Exchange Inc. (formerly Ontarget Staffing Inc.) was incorporated in the State of Delaware as a for-profit Company on March 7, 2012 and established a fiscal year end of December 31.    We are a development-stage financial acquisition intermediary which will serve buyers and sellers for companies that are in highly fragmented industries.   We plan to do this by developing a secure online, member generated, M&A platform that matches buyers and sellers in specific industries (“Industry Exchanges”) and support users with industry-specific M&A advisory and back office support services (collectively, the “Business Services”).   The Company plans to generate revenue primarily through; (i) membership fees from the Industry Exchanges; and (ii) consulting fees from our Business Services.

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.   Since inception, the Company has incurred net losses of $132,451 and has a working capital deficit of $65,851 at March 31, 2014.  Our ability to continue as a going concern is dependent upon achieving sales growth, management of operating expenses and ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and upon profitable operations.

Should we use up all our revolving credit facility we would need to either borrow funds from our majority shareholder or raise additional capital through equity or debt financings.   We expect our current majority shareholder will be willing and able to provide such additional capital.   However, we cannot be certain that such capital (from our shareholders or third parties) will be available to us or whether such capital will be available on terms that are acceptable to us.   Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact our business.  If we are unable to raise sufficient additional capital on acceptable terms, we will have insufficient funds to operate our business or pursue our planned growth.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Organization

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company’s cash and cash equivalents are located in a United States bank.

Revenue Recognition

The Company is in the development stage and has had limited revenue.    The Company will derive its revenue from membership fees on the Industry Exchanges, finder fees from M&A transaction services and consulting fees from executive level advisory and back-office support services.   The Company utilizes written contracts as the means to establish the terms and condition services are sold to customers.

Membership Fees

The Company recognizes revenue for membership fees ratably over the membership period, beginning when there is persuasive evidence of arrangement, delivery has occurred (access has been granted), the fees are fixed or determinable and collection is reasonably assured.  Members pay in advance, primarily by credit card, and, subject to certain conditions identified in the contract conditions, all purchases are final and nonrefundable.   Any fees collected in advance for subscriptions are deferred and recognized as revenue using the straight-line method.   Membership fee revenue is presented net of credits and credit card chargebacks.

M&A Transaction and Industry Business Services

Because the Company provides its applications as services, it follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition The Company recognizes revenue when all of the following conditions are met:

●	there is persuasive evidence of an arrangement;
●	the service has been provided to the customer;
●	the collection of the fees is reasonably assured; and
●	the amount of fees to be paid by the customer is fixed or determinable.

The Company will execute a separate agreement for each of its M&A Transaction or Industry Business Services. Such Agreements will include, among other things, scope of work, compensation and termination dates.   The Company records revenue as services are performed.  Invoicing is done at the commencement of work and monthly thereafter.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the periods ended March 31, 2014 or December 31, 2013.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of March 31, 2014 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities.    Actual results could differ from those estimates made by management.

Note 2. Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations.  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.   The Company has not established any sustainable source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception.    Further, as of March 31, 2014 the cash resources of the Company were insufficient to meet its current financial obligations and business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3.   Revolving Credit Facility

On March 29, 2012 the Company entered into a revolving line of credit (“Credit Line”) with Lend America Inc. (“LAI”).  LAI is an entity owned our sole officer and director.   Under the Credit Line, the Company can borrow up to $50,000 for a period extending to September 30, 2014 (the “Maturity Date”).  Interest is payable at a rate of twelve percent (12%).   Unless otherwise paid by the Company, the entire principal and accrued interest shall be payable on the Maturity Date.  There is no pre-payment penalty.   As provided for under the Credit Line, LAI assigned all rights and obligations to Global Bridge Partners, Inc. (“GBP”), the Company’s controlling shareholder, on July 1, 2013.    The Company had $34,600 and $15,100 outstanding on the Credit Line as of the periods ended March 31, 2014 and December 31, 2013, respectively.   The Company has accrued interest of $2,650 and $1,831, as of March 31, 2014 and December 31, 2013, respectively.

Note 4.  Common Stock

On March 8, 2012, the Company issued 3,500,000 shares of common stock to the Global Bridge Partners Inc. (“GBP”) at a price of $0.01 per share.  At this time the Company had no operations.

On August 31, 2013, the Company issued 351,000 shares of common stock to 20 new shareholders at a price of $0.05 per share for a total of $17,550.

On September 30, 2013, the Company issued 95,000 shares of common stock to 11 new shareholders at a price of $0.05 per share for a total of $4,750.

On October 31, 2013, the Company issued 21,000 shares of common stock to 7 new shareholders at a price of $0.05 per share for a total of $1,050.

Since March 8, 2012, the Company commenced development of its business buyer and seller matching program, launched two websites and commenced capital formation activities by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,000,000 shares of newly issued common stock at an offering price of $0.12 per share for proceeds of up to $120,000.    All these factors were considered in establishing an increased purchase price of $0.05 per share from the initial issuance of shares at $0.01 on March 8, 2012.

On February 25, 2014, the Company issued 165,000 shares of common stock to its legal counsel in consideration of services rendered in connection with the preparation of the Company’s registration statement on Form S-1 and counsel’s agreement to defer fees in connection therewith.   To value the share issuance the Company used the offering price of $0.05.  Such amount has been reflected as stock based compensation on the statement of operations.

5. Income Taxes

The provision for income taxes for the three months ended March 31, 2014, 2013, and inception (March 7, 2012) through March 31, 2014 was as follows (assuming a 15% effective tax rate):

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	From Inception (March 7, 2012) through March 31, 2014

Current Tax Provision:
Federal-State-Local	-	-	250
Taxable Income	-	-	-

Total current tax provision	-	-	250

Deferred Tax Provision:
Federal		-	-
Loss carry-forwards	(7,421)	(830)	(19,830)
Change in valuation allowance	7,421	830	19,830

Total deferred tax provision	-	-	-

The Company had deferred income tax assets as of March 31, 2014 as follows:

Loss carry-forwards	(19,830)
Less - valuation allowance	19,830

Total net deferred tax assets	-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended March 31, 2014 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry-forwards.

As of March 31, 2014, the Company had approximately $132,000 in tax loss carry-forwards that can be utilized in future periods to reduce taxable income, and expire by the year 2033.

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.  The tax returns for the years ended December 31, 2013 and 2012 are still subject to examination by the taxing authorities.

6. Related Party Transactions

The Company’s sole officer and director currently provides rent-free office space to the Company.

On March 8, 2012 the Company issued Global Bridge Partners Inc. (“GBP”) 3,500,000 shares for a $35,000 capital commitment at a purchase price of $0.01 per share.  At that time, we had no operations.  The proceeds were used for working capital and general corporate purposes.  Mr. William Schloth is the president and sole owner of GBP.  In addition, Mr. Schloth is the husband of our president and sole director Mary Ellen Schloth.

On March 29, 2012, the Company entered into a Revolving Line of Credit Facility with an entity controlled by the Company’s sole officer and director.  This facility was assigned to GBP on July 1, 2013.  GBP is the Company’s majority stockholder.  In addition, GBP is controlled by the spouse of the Company’s sole officer and director.  See Note 3

Ocean Cross Business Solutions Group LLC

On July 1, 2013, the Company has engaged the services (the “Agreement”) of Ocean Cross Business Solutions Group LLC (“OCBSG”), to provide assistance with filing of the SEC Form S-1, general accounting, finance, general management and product development.   OCBSG is own by William Schloth, who is also the owner of GBP, our majority shareholder.   The Agreement provides for a monthly consulting fee of $5,000.   As of March 31, 2014, the Company has paid $45,000 to OCBSG and owes $0.  The Agreement may be terminated at anytime by either party.

The Company has a Revolving Line of Credit with OCB major shareholder as described under Note 3.

7. Subsequent Events

Subsequent to March 31, 2014 the Company has borrowed $15,000 on the revolving line of credit.

1,611,000 Common Shares

FRAGMENTED INDUSTRY EXCHANGE INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ___________, 2014, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  ____________ __, 2014

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM.13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$25
Transfer Agent Fees*	$1,000.00
Accounting fees and expenses*	$3,000.00
Legal fees and expenses*	$25,000.00
Edgar filing, printing and miscellaneous expenses*	$975.00
TOTAL	$30,000.00

*Indicates expenses that have been estimated for filing purposes.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM.14  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified by the Delaware General Corporation Law (“DGCL”). DGCL does not limit the extent to which a company’s articles of incorporation may provide for indemnification of officers and directors, except to the extent any such provision may be held by the courts of the State of Delaware to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article X of our certificate of incorporation provides that to the fullest extent permitted under the DGCL, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The Company’s Bylaws

Article X of our Bylaws provides that directors’ liability is limited according to Article X of our certificate of incorporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.RECENT SALES OF UNREGISTERED SECURITIES

On March 8, 2012 the Company issued Global Bridge Partners Inc. (“GBP”) 3,500,000 shares for a $35,000 capital commitment at a purchase price of $0.01 per share.  At that time, we had no operations.  The proceeds were used for working capital and general corporate purposes.  These issuances were exempt under Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”).  GBP is an accredited investor and was solicited by officers of the Company and such investor had a substantial pre-existing relationship with such officers of the Company.  The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

On August 31, 2013 we issued 351,000 shares to 20 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $17,550.  The increased price was due to a number of factors, including our commencement of operation, establishment of website and programming efforts.   On September 30, 2013, we issued 95,000 shares to 11 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $4,750.    On October 31, 2013 we issued 21,000 shares to 7 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $1,050.      The proceeds for these issuances were used for working capital and general corporate purposes.  The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

On February 25, 2014 we issued a total of 165,000 shares our legal counsel in consideration of legal services rendered and counsel’s agreement to defer fees.   The issuance was exempt under Section 4(2) of the Securities Act.  The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

ITEM 16. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Incorporation *
3.2	By-Laws *
4.1	12% Promissory Note *
5.1	Opinion of Indeglia & Carney, LLP **
10.1	Agreement with Ocean Cross Business Solutions Group *
10.2	Revolving Line of Credit and Assignment document *
23.1	Consent of Rosenberg Rich Baker Berman & Co. **
23.2	Consent of Indeglia & Carney, LLP, (filed as part of Exhibit 5.1) ** *Previously filed **Filed herewtih

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the  opinion  of  its  counsel  the  matter  has  been  settled  by  controlling  precedent,  submit  to  a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on  June 12, 2014.

FRAGMENTED INDUSTRY EXCHANGE INC.

By:	/s/ Mary Ellen Schloth
Mary Ellen Schloth
President, Principal Executive Officer and Sole Director, Chief Accounting & Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 toRegistration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mary Ellen Schloth	President and Director, Secretary, Treasurer	June 12, 2014
Mary Ellen Schloth	(Principal Executive and Accounting Officer)